Exhibit 10.51

LOAN AND SECURITY AGREEMENT
Loan and Security Agreement dated March 29,2013 by and among UniBank for Savings (together with its successors and assigns, the "Bank" or "Lender"), Arrhythmia Research Technology, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (sometimes referred to herein as "Arrhythmia") and Micron Products Inc., a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts (sometimes referred to herein as "Micron").
RECITALS:
A. Micron is a subsidiary of Arrhythmia and as a result, the Borrowers rely on each other through inter-company borrowing and the exchange of information and services, and the effective continuance of the businesses of the Borrowers is dependent on the continuance in business and the success of both Borrowers.
B. The Bank is relying, in part, on the accuracy of the facts contained in the foregoing recital section in making loans and financial accommodations to the Borrowers.
C. The Borrowers have requested that the Bank make a $4,000,000.00 line of credit loan, a $1,500,000.00 term loan and a $1,000,000.00 equipment line of credit loan to the Borrower.
D. The Bank is willing to grant the requested loans subject to the terms and conditions contained herein and other Loan Documents.
Now, therefore, in order to induce the Bank to advance money or grant other financial accommodations on one or more occasions to one or more of the Borrowers (as defined below), each Borrower jointly and severally represent, warrant, covenant to and agrees with the Bank as follows:
1. Definitions. For purposes of this Agreement, unless the context clearly requires otherwise, in addition to the terms defined in Sections 2, 3, and 8 hereof and elsewhere herein, the following terms shall have the meanings set forth below:
Affiliate means any officer, director or shareholder of a Borrower and any other person or corporation which directly or indirectly controls, or is controlled by, or is under common control with a Borrower, and any spouse, child or other member of the immediate family of any such person.
Agreement or Loan Agreement means this Loan and Security Agreement.
Availability Letter means the letter agreement of even date herewith between the Bank and the Borrowers as amended from time to time relating to the availability of advances under the Line of Credit.
Bank or Lender means UniBank for Savings and its successors and assigns and future holders of the Notes and other Obligations referred to herein.
Borrowers mean, collectively, Arrhythmia Research Technology, Inc. and Micron Products Inc., with each of Arrhythmia Research Technology, Inc. and Micron Products Inc. being a "Borrower." All obligations, covenants and representations of Arrhythmia Research Technology, Inc. and Micron Products Inc. are joint and several.
Borrowing Base Certificate means a certificate of the Borrowers in substantially the form of Exhibit 1 hereto, or such other form as the Bank may require.
Collateral means, collectively, the collateral described in Section 3.1 hereof and all other property real or personal, given by any Borrower to the Bank to secure the Obligations, including without limitation the collateral described in the Trademark Security Agreements, the Patent Security Agreements and the Uniform Commercial Code Financing Statements.
Covenant Compliance Certificate means a certificate of the Borrowers, insubstantially the form of Exhibit 2 hereto or such other form as the Bank may require, certifying that, as of the end of the applicable period, the Borrowers are in full compliance with all affirmative, negative and financial covenants set forth in the Loan Agreement and in each other Loan Document, said certificate to be certified by an authorized officer of each Borrower, as accurate, true and complete.
Default means an Event of Default or any event which with notice or lapse of time or both would become an Event of Default.

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Dividends means, for the applicable period, the aggregate of all amounts paid or payable (without duplication) as dividends or distributions with respect to a Borrower's shares of stock or other ownership interest, whether now or hereafter outstanding and includes any purchase, redemption or other retirement of any shares of a Borrower's stock, or other ownership interest, directly or indirectly through a Subsidiary of a Borrower or otherwise and includes return of capital by a Borrower or payments of income earned to its shareholders or other owners (including partners) and specifically excludes dividends paid by one Borrower to the other Borrower.
Environmental Authority, Environmental Requirements, Hazardous Materials and Release are all defined in Section 6.18 hereof.
Equipment Line of Credit means the Borrowers' Equipment Line of Credit with the Bank referred to in Section 2 hereof, the indebtedness of which is evidenced by the Equipment Note.
Equipment Note means the Commercial Equipment Line of Credit Promissory Note dated of even date herewith made by the Borrowers in favor of the Lender in the original face amount of $1,000,000.00 evidencing indebtedness for the Equipment Line of Credit, as the same may be amended, modified, restated or replaced from time to time.
Event of Default shall have the meaning given such term in Section 9 of this Agreement.
Landlord's Consents and Waivers mean, each and collectively, the Landlord's Consents and Waivers in form and substance satisfactory to the Bank to be executed by the Others and lessors of all properties on which any Borrower possesses Collateral and or operates its business, recognizing the Bank's rights in Collateral located on the premises and consenting to the Bank's removal of said Collateral from and for sale of said Collateral on those properties.
Legal Requirements means all applicable present and future statutes, laws, ordinances, rules and regulations of any governmental authority, all orders, writs, injunctions, decrees and determinations and all covenants which bind or affect a Borrower, any Subsidiary or any part of their respective assets. The term "Legal Requirements" includes, but is not limited to, Environmental Requirements.
Line of Credit means the Borrowers' Line of Credit with the Bank referred to in Section 2 hereof, the indebtedness of which is evidenced by the Line Note.
Line Note means the Commercial Revolving Line of Credit Promissory Note dated of even date herewith made by the Borrowers in favor of the Lender in the original face amount of $4,000,000.00 evidencing indebtedness for the Line of Credit, as the same may be amended, modified, restated or replaced from time to time.
Loan Account means the accounting as to the Loans by the Bank pursuant to Section 2.5 hereof.
Loan Documents means the following documents collectively:
(i) this Agreement;
(ii) each promissory note or instrument of either Borrower or both Borrowers to the Bank (collectively the "Notes") evidencing the indebtedness for the Loans or any other Obligation of any Borrower to the Bank, including without limitation the Line Note, the Term Note and the Equipment Note;
(iii) all other documents and instruments heretofore or hereafter executed by any Borrower or by any other person relating to the Loans or by the Borrower with or for the benefit of the Bank including any guaranty, pledge, security or subordination agreement and related Uniform Commercial Code financing statements including without limitation the Patent Security Agreements and the Trademark Security Agreements;
(iv) in each case, the term "Loan Documents" and any reference in this Agreement to any particular Loan Document shall mean and include all amendments, modifications, replacements, renewals, replacements or extensions of any and all such documents whenever executed.
The Loan Documents in effect as of the date hereof include but are not limited to those identified on Schedule A hereto.
Loans means:
(i) the Line of Credit evidenced by the Line Note;
(ii) the Term Loan evidenced by the Term Note;
(iii) the Equipment Line of Credit evidenced by the Equipment Note; and
(iv) any other loans made by the Bank to Arrhythmia or Micron or both at any time.

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Exhibit 10.51

Obligations mean all liabilities, indebtedness, obligations, advances, covenants and loans now or hereafter due or owing by or from any Borrower (including without limitation any obligation as a guarantor) to the Lender of whatever kind, description or nature, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether or not currently contemplated at the time of this Agreement, whether now existing, or hereafter arising or created, whether such obligations be direct or indirect, absolute or contingent, primary or secondary, secured or unsecured, or due or to become due, including, without limitation, all liabilities and obligations under the Notes and other Loan Documents, and all indemnity and reimbursement obligations of the Borrower, actual or contingent, in respect of letters of credit or banker's acceptances issued by the Lender for the account of or guaranteed by any Borrower, all obligations of any partnership or joint venture as to which any Borrower is or may become liable and any so called SWAP contracts entered into by or given by any Borrower to the Lender, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, any and all obligations arising under any foreign exchange contracts, interest rate cap, floor or hedging agreements, or similar agreements, all obligations of the Borrower to the Lender arising out of or in connection with any Automated Clearing House ("ACH") Agreements relating to the processing of ACH transactions, all obligations of any Borrower to the Lender to repay overdrafts whether or not such obligations are related to the transactions described in the Notes and other Loan Documents, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money. The term "Obligations" shall also include without limitation all accrued interest and all costs and expenses, including attorney's fees, costs and expenses relating to the appraisal and/or valuation of assets and all costs and expenses incurred or paid by the Lender in exercising, preserving, defending, collecting, administering, enforcing or protecting any of its rights under the Obligations or hereunder or with respect to the Collateral or in any litigation arising out of the transactions evidenced by the Obligations. The term "Obligations" shall be construed in its broadest and most comprehensive sense.
Open Credits means the aggregate face amount of all letters of credit or bankers acceptances for the account of any Borrower or guaranteed by any Borrower.
Patent Security Agreements mean, each and collectively, the Patent Security Agreement dated of even date herewith between each of the Borrowers and the Bank granting the Bank a security interest in the Patent Collateral (as defined in each Patent Security Agreement).
Projections means a Borrower's forecasted: (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, each on a periodic basis and with such other detail as the Bank may require and prepared in accordance with the same principles as used in preparing the financial statements of the Borrowers under Section 6 hereof.
Qualified Subordinated Debt is Subordinated Debt which has been and continues to be paid in accordance with the Subordination Agreement applicable to it.
Recapture Claim has the meaning set forth in Section 11.9 hereof.
Required Permits means all permits, licenses, approvals, consents and waivers necessary pursuant to any Legal Requirement to be obtained from or made by any governmental authority or any other person for the ownership by the Borrowers or any Subsidiary of their respective assets or for the conduct of their respective businesses.
Subordination Agreement means a Subordination Agreement, in form and substance satisfactory to the Bank in favor of the Bank relating to Subordinated Debt.
Subordinated Debt shall mean all debt of a Borrower covered by a Subordination Agreement.
Subsidiary means any corporation or other entity, a majority of whose outstanding stock or other ownership interest having ordinary voting powers for the election of directors or managers, shall at any time be owned or controlled by a Borrower or one or more of its Subsidiaries.
Termination Date shall have the meaning set forth in Section 2 hereof.
Term Loan means the Borrowers' Term Loan with the Bank referred to in Section 2 hereof, the indebtedness of which is evidenced by the Term Note.
Term Note means the Commercial Term Promissory Note dated of even date herewith made by the Borrowers in favor of the Lender in the original principal amount of $1,500,000.00 evidencing indebtedness for the Term Loan, as the same may be amended, modified, restated or replaced from time to time.

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Trademark Security Agreements mean, each and collectively, the Trademark Security Agreements dated of even date herewith between each Borrower and the Bank granting the Bank a security interest in the Trademark Collateral (as defined in each Trademark Security Agreement).
2. Loans.
2.1 Line of Credit.
(a) Pursuant to this Agreement and the terms and conditions of the Line Note and upon satisfaction of the conditions precedent in Section 5 hereof, the Borrowers may borrow, repay and reborrow under the Line of Credit; provided, however, that (i) the aggregate amount of all advances and borrowings at anyone time outstanding thereunder shall not exceed the face amount of the Line Note minus the amount of all Open Credits or such lesser amount provided for in the Availability Letter (such maximum permitted amount being referred to as the "Maximum Availability"); and (ii) any privilege of the Borrowers to request advances or to borrow under the Line of Credit shall terminate on June 30, 2015 (as such date may be extended by the Bank in writing from time to time, in the Bank's sole and absolute discretion, the "Termination Date") or at the Bank's option, on the earlier occurrence of a Default or an Event of Default;
(b) All advances under the Line of Credit shall be evidenced by the Line Note, shall bear interest thereunder and all principal, interest and other amounts due thereunder shall be due and payable in full on the Termination Date;
(c) Borrower shall not request advances under the Line of Credit which would cause the Maximum Availability to be exceeded if the advance were made.
(d) The making of any advances by the Bank to the Borrowers under the Line of Credit in excess of the Maximum Availability is for the Borrowers' benefit and does not in any way effect the unconditional obligation of the Borrowers to repay such advances under the terms of the Line Note and the other applicable Loan Documents. Without limiting any other rights available to the Bank under the Loan Documents, the Borrowers agree to pay to the Bank upon DEMAND (whether or not an Event of Default exists) the principal balance of the Line of Credit outstanding in excess of the Maximum Availability together with all accrued and unpaid interest owing on said excess amounts.
2.2 Term Loan.
(a) Pursuant to this Agreement and the terms and conditions of the Term Note and upon satisfaction of the conditions precedent set forth in Section 5 hereof, the Bank shall make the Term Loan in the principal amount of $1,500,000.00 to the Borrowers, said Term Loan to be evidenced by and repaid in accordance with the Term Note.
(b) Amounts advanced under the Term Loan shall be evidenced by the Term Note, shall bear interest as called for therein and shall be repaid in accordance with the provisions of the Term Note.
2.3 Equipment Line of Credit.
(a) Pursuant to this Agreement and the terms and conditions of the Equipment Note and upon satisfaction of the conditions precedent in Section 5 hereof, the Borrowers may borrow and repay (but not reborrow) under the Equipment Line of Credit; provided, however, that (i) the aggregate amount of all advances and borrowings at anyone time outstanding thereunder shall not exceed the face amount of the Equipment Note minus the amount of all Open Credits (such maximum permitted amount being referred to as the "Equipment Maximum Availability"); (ii) any privilege of the Borrowers to request advances or to borrow under the Equipment Line of Credit shall terminate on the earlier of: (A) March 29, 2014 or (B) the date upon which the amount of all advances under the Equipment Line of Credit are equal to the face amount of the Equipment Note (such date as it may be extended in writing from time to time, in the Bank's sole discretion, being referred to herein as the "Conversion Date") or, at the Bank's option, on the earlier occurrence of a Default or an Event of Default.
(b) All advances under the Equipment Line of Credit shall be evidenced by the Equipment Line Note, shall bear interest thereunder and all principal, interest and other amounts due thereunder shall be due and payable in full on the Maturity Date (as defined in the Equipment Note).
(c) Any advance under the Equipment Line of Credit shall not exceed eighty percent (80%) of the invoice amount of the equipment being purchased with the proceeds of the Equipment Line of Credit.
(d) Borrowers shall not request advances under the Equipment Line of Credit which would cause the Equipment Maximum Availability to be exceeded if the advance were made.
(e) The making of any advances by the Bank to the Borrowers under the Equipment Line of Credit in excess of the Equipment Maximum Availability is for the Borrowers' benefit and does not in any way effect the unconditional obligation of the Borrowers to repay such advances under the terms of the Equipment Line Note and the other applicable

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Exhibit 10.51

Loan Documents. Without limiting any other rights available to the Bank under the Loan Documents, the Borrowers agree to pay to the Bank upon DEMAND (whether or not an Event of Default exists) the principal balance of the Equipment Line of Credit outstanding in excess of the Equipment Maximum Availability together with all accrued and unpaid interest owing on said excess amounts.
2.4 Fees.
(a) Origination Fees. There are no loan origination fees due from the Borrowers in connection with the Loans hereunder.
(b) Unused Facility Fees. Quarterly, on March 31st, June 30th, September 30th and December 30th of each year (each a "Facility Fee Payment Date") during which the Line of Credit is available to the Borrowers or during which amounts are owing to the Bank under the Line of Credit, the Borrowers will pay to the Bank an unused facility fee equal to one quarter of one percent (0.25%) per annum of the average daily undisbursed face amount of the Line of Credit during the three months immediately preceding the applicable Facility Fee Payment Date.
(c) Issuance Fees. The Borrowers shall pay to the Lender an issuance fee of one and one half percent (1.5%) of the face amount of the Letter of Credit in favor of the Bank of Nova Scotia upon issuance of the same. In the event the Bank issues one or more additional Letters of Credit under the Line of Credit, the Borrowers shall pay any and all issuance fees associated therewith.
2.5 Automatic Debit Payment of Loan Amounts. The Bank is authorized (but not required) to charge principal and interest and all other amounts due hereunder and with respect to any Loan to any account of any Borrower with the Bank (including without limitation, the Loan Account by means of an advance under the Line of Credit) when and any such amounts become due.
2.6 Loan Account. (a) The Bank shall maintain an accounting (the "Loan Account") on its books to record: (a) all Loans; (b) all payments made by the Borrowers; and (c) all other appropriate debits and credits as provided in this Agreement with respect to the Obligations. All entries in the Loan Account shall be made in accordance with the Bank's customary accounting practices as in effect from time to time. Each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by the Bank from or on behalf of a Borrower, and each Borrower hereby irrevocably agrees that the Bank shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times against the Obligations in such manner as the Bank may deem advisable.
(b) The balance in the Loan Account, as set forth on the Bank's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to the Bank by any Borrower absent manifest error, provided, however, that any failure to so record or any error in so recording shall not affect the payment of the Obligations. Any periodic statement prepared by the Bank setting forth the principal balance of the Loan Account and the calculation of interest due thereon shall be subject to subsequent adjustment by the Bank but shall, absent manifest error, be presumed final, conclusive and binding upon the Borrowers, and shall constitute an account stated unless within thirty (30) days after receipt of such statement, the Borrowers shall deliver to the Bank its written objection thereto specifying the error or errors, if any, contained in such statement. In the absence of a written objection delivered to the Bank as set forth above, the Bank's statement of the Loan Account shall be presumptive evidence against the Borrowers of the amount of the Obligations and the burden of proof to show errors or omissions shall be on the Borrowers.
2.7 Charges and Expenses. Whether or not advances are made under any Loan, the Borrowers agree to pay upon demand all reasonable expenses, fees and charges incurred by the Bank with respect to all such transactions including without limitation, legal fees, consultant and inspection fees, appraisal and environmental report fees, title costs, recordings and any such customary expenses as are normally and reasonably incurred and connection with the Loans. The Borrower will pay to the Bank any reasonable fees, costs and expenses associated with the Loans (including but not limited to appraisal fees, environmental fees, attorney's fees, document processing fees, recording fees, filing fees, broker fees, third party consultant fees, credit bureau fees, tax service fees and flood certification fees) upon execution of this Agreement
2.8 Letters of Credit.
(a) Upon the agreement of the Bank and the Borrower, the Bank shall issue or cause to be issued a Standby Letter of Credit for the account of any Borrower in favor of the Bank of Nova Scotia (the "Beneficiary") (the "Standby Letter of Credit"). Each Borrower hereby authorizes the Bank, without further request from any Borrowers, to cause

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the Borrowers' liability to the Bank for reimbursement of funds drawn under the Standby Letter of Credit to be repaid from the proceeds of an advance under the Line of Credit to be made hereunder. The Borrowers hereby irrevocably requests that such advances be made. The Borrowers specifically acknowledge and agree that the Standby Letter of Credit shall be an Open Credit under the Line of Credit thereby reducing the Maximum Availability of the Line of Credit.
(b) The Bank may from time to time, in its commercially reasonable discretion, issue additional Letters of Credit at the request and for the account of any Borrower. Each Borrower hereby authorizes the Bank, without further request from any Borrower, to cause the Borrowers' liability to the Bank for reimbursement of funds drawn under any such Letter of Credit to be repaid from the proceeds of an advance under the Line of Credit to be made hereunder. The Borrowers hereby irrevocably requests that such advances be made.
3. Grant of Security Interest; Obligations Secured.
3.1 Security Interests. In addition to Collateral granted to the Bank by the Borrowers elsewhere herein and in any other Loan Document, the Borrowers hereby grant to the Bank, to secure the timely payment and performance in full of all of the Obligations, a continuing security interest in and so pledges and assigns to the Bank all of the present and future right, title and interest in the following property, assets and rights of each of the Borrowers wherever located, whether now owned or hereafter acquired or arising and all products and proceeds thereof: all goods (including farm products, fixtures, inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, all general intangibles (including payment intangibles and software), supporting obligations, any other contract rights or rights to the payment of money, account receivables, insurance claims and proceeds, tort claims and all other personal and fixture property of any kind and nature. The Collateral includes without limitation, the following:
(a) All equipment and fixtures and all machinery, tools, parts, furniture, furnishings and other personal property, tangible or intangible, presently owned or hereafter acquired together with all additions and accessions thereto and substitutions and replacements therefor, and all products and proceeds (including but not limited to insurance and condemnation proceeds) thereof;
(b) All inventory and goods whether presently owned or hereafter acquired, including, without limitation, all inventory in the possession of others or in transit, all goods held for sale or lease or to be furnished under contracts for service or which have been so furnished, raw materials, work in process, and materials used or consumed or to be used or consumed in the business of any Borrower or all of them, and completed and unshipped merchandise and all products and proceeds (including insurance and condemnation proceeds) of the foregoing;
(c) All accounts (including without limitation health care insurance receivables), accounts receivable, contract rights, chattel paper (whether tangible or electronic), instruments (including promissory notes), documents and all other forms of obligations at any time owing to any Borrower, including those now existing and those hereafter arising or coming into existence, and including, without limitation, all rights of payment for goods sold or leased or services rendered, all rights of payment under contracts whether or not currently due or not yet earned by performance and accounts receivable arising or to arise therefrom, and all rights of any Borrower in and to the goods represented thereby including returned and repossessed goods, and all rights any Borrower may have or acquire for securing or enforcing the foregoing, including, without limitation, all guaranties, collateral, liens on or security interest in real or personal property, leases, letters of credit, the rights to reserves, deposits, choses in action, judgments or insurance proceeds together with all customer lists, books and records, ledger and account cards, computer tapes, computer software, disks, printouts and data processing records, whether now existing or hereafter created, and all other property evidencing or relating to Collateral, and all products and proceeds of all of the foregoing;
(d) All general intangibles (including payment intangibles) now existing or hereafter owned, arising or acquired, including, but not limited to, trade names, trade processes, trade secrets, copyrights, patents, patent applications, trademarks, trademark registrations and applications therefor, licenses, franchises, tax refunds, customer lists, the corporate name and goodwill business of each Borrower, and all tax refunds and/or tax rebates, and all proceeds of any of the foregoing;
(e) All commercial tort claims, supporting obligations, any other contract rights or rights to the payment of money and insurance claims and proceeds;

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(f) All of the securities, securities accounts maintained by any Borrower with any securities intermediary, securities entitlements, and other financial assets and investment property, whether now owned or existing, or hereafter acquired, created or arising, and all proceeds of any of the foregoing;
(g) All books and records relating to the conduct of the business of each Borrower and the Collateral;
(h) All deposit accounts including those maintained by any Borrower with the Bank or any other bank, trust company, investment firm or fund or any similar institution or organization and the proceeds thereof;
(i) Any deposits, credits, collateral or property of any Borrower at any time now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of the Bank or in transit to any of them and the proceeds thereof;
(j) All letter-of-credit rights (whether or not the letter of credit is evidenced by a writing); and
(k) All other assets, rights and properties of the Borrowers wherever located and whenever acquired, created or arising.
All terms used in Section 3.1 which are defined in the Uniform Commercial Code as now or hereafter adopted in the Commonwealth of Massachusetts (the "UCC") shall have the meanings given to them in the UCC.
3.2 Obligations Secured. The security interest granted herein secures the indefeasible and timely payment and performance of all Obligations.
3.3 Collateral Account; Collections.
(a) At any time after the occurrence of an Event of Default, the Borrowers shall establish and maintain with the Bank a collateral account or trust account satisfactory to the Bank (the "Collateral Account") and deal with all of the accounts and accounts receivable owing to a Borrower (collectively the "Accounts") subject to the provisions of this Section. At any time after the occurrence of an Event of Default, the Bank may notify, or may require either or both Borrowers to notify, their account debtors that Accounts have been assigned to the Bank or of the Bank's security interest therein, and the Bank may collect the same directly and charge the reasonable collection costs and expenses to a Borrower's Loan Account. Unless and until the Bank does so or gives any Borrower different instructions, however, each Borrower shall collect its Accounts as the Bank's collection agent.
(b) Either or both of the Borrowers, as directed by the Bank from time to time shall, upon request of the Bank at any time after the occurrence of an Event of Default, direct all of their account debtors that all payment made to it on Accounts shall be made to a post office box designated by the Bank (the "Lock Box"). The Bank shall have sole access to the Lock Box, and is hereby authorized by the Borrowers to open all mail addressed to the Lock Box, and to apply all proceeds of Accounts, received therein, as herein provided. If a Borrower should receive itself any payments in respect of Accounts, the Borrower shall hold all such collections in trust for the Bank without commingling the same with other funds of the Borrower and will promptly, on the date of receipt thereof, transmit such collections to the Bank in the identical form in which they were received by the Borrower, with such endorsements as may be appropriate, accompanied by a report, in form approved by the Bank, showing the amount of such collections and such other information as the Bank may require.
(c) All collections of Accounts in the form of cash, checks or other demand remittances so received by or transmitted to the Bank shall upon receipt by the Bank be credited to the Collateral Account established hereunder, subject to subsection (d) below. Each such credit shall be conditional upon final payment to the Bank of all items giving rise to such credit, and, if any item is not so paid, the credit for such items shall be reversed whether or not the item has been returned and the amount thereof, in Bank's reasonable discretion may be charged to any operating account of any Borrower maintained with the Bank. All collections in the form of notes, drafts, acceptances or other instruments not payable on demand shall be delivered by the Borrower to the Bank. When such items are collected, the amount thereof shall be credited by the Bank to the Collateral Account, with appropriate advice to the Borrower. Until such items are collected, the Borrower will not, without the consent of the Bank, make any entry on their books or records indicating that the same were received in payment of the receivable giving rise thereto.
(d) Unless and until the Bank elects to control or designate the allocation or application of funds in the Lock Box or Collateral Account in its discretion, at any time after the occurrence of an Event of Default, the Bank may direct the allocation and application of funds in the Collateral Account consistent with the terms of the Loan Documents. At any time after the occurrence of an Event of Default, the Bank may charge and apply the full amount then on deposit in the Lock Box or the Collateral Account in reduction or repayment of Borrowers' Loan Account and/or Obligations, such applications to be subject to the final payment in cash of all items theretofore credited to such Collateral Account.

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(e) Upon the occurrence of any Event of Default, without waiving such Event of Default, the Bank may require any Borrower to submit daily Borrowing Base Certificates.
(f) The Borrowers shall complete and/or execute such additional documents as the Bank may request in order to implement the provisions of this Section 3.3 or to comply with the Bank's customary policies and requirements with respect to the Collateral Accounts, the Lock Box or the protection of the Bank's security interests in the Accounts.
3.4 Other Actions. To further insure the attachment, perfection and first priority of, and the ability of the Bank to enforce the Bank's security interest in the Collateral, the Borrowers agree, in each case at the Borrowers' own expense, to take the following actions with respect to the following Collateral:
(a) If the Borrowers shall at any time hold or acquire any promissory notes or tangible chattel paper, the Borrowers shall forthwith endorse, assign and deliver the same to the Bank, accompanied by such instruments of transfer or assignment duly executed in blank as the Bank may from time to time specify.
(b) For each deposit account that any Borrower at any time opens or maintains with an institution other than the Bank, such Borrower shall, at the Bank's request and option, pursuant to an agreement in form and substance satisfactory to the Bank, cause the depositary bank to agree to comply at any time with instructions from the Bank to such depository bank directing the disposition of funds from time to time credited to such deposit account, without further consent of any Borrower. The provisions of this paragraph shall not apply to (i) any deposit account for which the Borrowers, the depositary bank and the Bank have entered into a cash collateral agreement specially negotiated among the Borrowers, the depositary bank and the Bank for the specific purpose set forth therein and (ii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrowers' employees.
(c) If the Borrowers shall at any time hold or acquire any certificated securities with the exception of certificated shares of Arrhythmia, the Borrowers shall forthwith endorse, assign and deliver the same to the Bank, accompanied by such instruments of transfer or assignment duly executed in blank as the Bank may from time to time specify. If any securities now or hereafter acquired by the Borrowers are uncertificated and are issued to the Borrowers or their nominee directly by the issuer thereof, the Borrowers shall promptly notify the Bank thereof and, at the Bank's request and option, pursuant to an agreement in form and substance satisfactory to the Bank, either (i) cause the issuer to agree to comply with instructions from the Bank as to such securities, without further consent of the Borrowers or such nominee, or (ii) arrange for the Bank to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Borrowers are held by the Borrowers or their nominee through a securities intermediary or commodity intermediary, the Borrowers shall promptly notify the Bank thereof and, at the Bank's request and option, pursuant to an agreement in form and substance satisfactory to the Bank, either (x) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Bank to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Bank to such commodity intermediary, in each case without further consent of the Borrowers or such nominee, or (y) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Bank to become the entitlement holder with respect to such investment property, with the Borrowers being permitted, only with the consent of the Bank, to exercise rights to withdraw or otherwise deal with such investment property. The Bank agrees with the Borrowers that the Bank shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, unless a Default or Event of Default exists.
(d) If any goods are at any time in the possession of a bailee, the Borrowers shall promptly notify the Bank thereof and, if requested by the Bank, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Bank, that the bailee holds such Collateral for the benefit of the Bank and shall act upon the instructions of the Bank, without the further consent of the Borrowers. The Bank agrees with the Borrowers that the Bank shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Borrowers with respect to the bailee.
(e) If the Borrowers at any time hold or acquire an interest in any electronic chattel paper or any "transferable record", as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Borrowers shall promptly notify the Bank thereof and, at the request of the Bank, shall take such action as the Bank may reasonably request to vest in the Bank control, under §9-105 of the Uniform Commercial Code, of such electronic chattel paper

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or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction, of such transferable record.
(f) If the Borrowers are at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Borrowers, the Borrowers shall promptly notify the Bank thereof and, at the request and option of the Bank, the Borrowers shall, pursuant to an agreement in form and substance satisfactory to the Bank, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Bank of the proceeds of any drawing under the letter of credit or (ii) arrange for the Bank to become the transferee beneficiary of the letter of credit, with the Bank agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied to outstanding Obligations of the Borrowers to the Bank.
(g) If the Borrowers shall at any time hold or acquire a commercial tort claim, the Borrowers shall promptly notify the Bank in a writing signed by the Borrowers of the details thereof and grant to the Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Bank.
(h) The Borrowers further agree to take any other action reasonably requested by the Bank to ensure the attachment, perfection and first priority of, and the ability of the Bank to enforce, the Bank's security interest in any and all of the Collateral including, without limitation (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Borrowers' signatures thereon are required therefor, (ii) causing the Bank's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Bank to enforce, the Bank's security interest in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Bank to enforce, the Bank's security interest in such Collateral, (iv) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (v) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Bank and (vi) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.
3.5 Relation to Other Security Documents. The provisions of this Agreement creating security interests in property of the Borrowers supplement the provisions of any other Loan Document, which creates or perfects security interests in Collateral. Nothing contained in any such other Loan Documents shall derogate from any of the rights or remedies of the Bank hereunder and nothing contained herein shall derogate from any rights or remedies of the Bank in those other Loan Documents.
3.6 Authorization to File Financing Statements. The Borrowers hereby irrevocably authorize the Bank at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrowers now existing or hereafter acquired, created, or arising, or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of any State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by the Uniform Commercial Code of any State for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrowers are an organization, the type of organization and any organization identification number issued to the Borrowers and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Borrowers agree to furnish any such information to the Bank promptly upon request. The Borrowers also ratify their authorization for the Bank to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.
4. Representations and Warranties. Each Borrower hereby jointly and severally represents and warrants to the Bank (which representations and warranties will survive the delivery of this Agreement and the making of any advances of any Loan and shall be deemed to be continuing until all Loans are fully and indefeasibly paid and this Agreement is terminated) that:
4.1 Relationship among Borrowers; Existence and Power. (a) (i) the respective businesses of the Borrowers are mutually interdependent; (ii) the financial success of each Borrower will directly and substantially benefit the other Borrower and the consummation of the transactions contemplated under this Loan Agreement will be to the mutual

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benefit of both Borrowers; and (iii) the respective Boards of Directors of each of the Borrowers have determined that the execution, delivery and performance of this Agreement, the Guaranties and the other Loan Documents are necessary and convenient to the conduct, promotion and attainment of the respective businesses of each Borrower; (b) each Borrower is and will continue to be, duly organized and validly existing; and in good standing under the laws of respective states of organization; (c) each Borrower and each Subsidiary are qualified and in good standing to do business in all other jurisdictions in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification necessary; (d) each Borrower has the power to execute and deliver this Agreement and each other Loan Document executed by it and to borrow hereunder; and (e) each Borrower and each Subsidiary have all Required Permits without unusual restrictions or limitations, to own, operate and lease their respective properties and to conduct the business in which they are presently engaged, all of which are in full force and effect.
4.2 Authority. The making and performance by each Borrower of this Agreement and the Loan Documents have been authorized by all necessary action. The execution and delivery of this Agreement and the other Loan Documents, the consummation of the transactions herein and therein contemplated, the fulfillment of or compliance with the terms and provisions hereof and thereof,
(a) are within its powers,
(b) will not violate any provision of law or of its organizational documents and By-Laws,
(c) will not result in the breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrowers pursuant to any indenture or bank loan or credit agreement (other than pursuant to this Agreement and the other Loan Documents) or other agreement or instrument to which a Borrower is a party. No approval, authorization, consent or other order or registration or filing with any governmental body is required in connection with the making and performance of this Agreement.
4.3 Financial Condition.
(a) The financial statement(s) described in Schedule A hereto under the heading "Description of Financial Statements", heretofore delivered to the Bank, were prepared in conformity with GAAP and the regulations of the Securities and Exchange Commission (the "SEC") and are correct and complete and fairly present the financial condition and the results of operations of each Borrower and each Subsidiary, as applicable, for the periods and as of the dates thereof. No Borrower nor any Subsidiary has any material direct or contingent liabilities except as disclosed in such statements or in Schedule A hereto under the heading "Liabilities Not Disclosed in Financial Statements". Since the date of the latest financial statements delivered to the Bank, there has been no material adverse change in the assets, liabilities, financial condition or business of any Borrower or any Subsidiary since the date of such financial statements, and, except as disclosed to the Bank in writing, no Dividends of Arrhythmia have been declared or made to shareholders.
(b) The Projections of the Borrowers heretofore and hereafter delivered to the Bank have been and will be, as the case may be, (i) prepared by the Borrower and (ii) the good faith estimates of the Borrowers and its senior management concerning the probable course of the Borrowers' business and financial condition.
4.4 Information Complete. Subject to any limitations stated therein or in connection therewith, all information furnished or to be furnished by each Borrower pursuant to the terms hereof is, or will be at the time the same is furnished, accurate and complete in all material respects necessary in order to make the information furnished, in the light of the circumstances under which such information is furnished, not misleading.
4.5 Statutory Compliance. Each Borrower and each Subsidiary are in all material respects in compliance with all Legal Requirements applicable to it, its property and the conduct of their respective businesses, including, without limitation, those pertaining to or concerning the employment of labor, employee benefits, public health, safety and the environment. Without limiting the generality of the foregoing, all of the Borrowers' Inventory has been and will be in all material respects produced in accordance with the Fair Labor Standards Act of 1938 as amended, and all rules, regulations and orders thereunder.
4.6 Litigation. No proceedings by or before any private, public or governmental body, agency or authority and no litigation is pending, or, so far as is known to the Borrowers or any of either Borrower's boards of directors or officers, threatened against any Borrower or any Subsidiary except such as are disclosed in Schedule A hereto under the heading "Litigation, Pending or Threatened".
4.7 Members, Managers, Shareholders, Partners, Directors, Officers, Subsidiaries, Affiliates. The name, address and title for each director and officer of each Borrower is shown on Schedule A attached hereto under Section

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E thereof. Neither Borrower has invested in the stock, common or preferred or other ownership interest, of any other corporation, except for the three Subsidiaries of the Borrowers previously disclosed to the Bank in writing which the Borrower intends to dissolve, and there are no fixed, contingent or other obligations on the part of any Borrower to issue any additional shares of its capital stock or ownership interest.
4.8 Events of Default. No Event of Default has occurred and no event has occurred or is continuing which, pursuant to the provisions of Section 9, with the lapse of time and/or the giving of a notice specified therein, would constitute such an Event of Default.
4.9 Use of Loan Proceeds. Each Borrower shall use the proceeds of each advance of each Loan for general commercial purposes, provided that no part of such proceeds will be used, in whole or in part, for the purpose of (a) acquiring all or substantially all of the assets or stock of any person, firm or corporation, or (b) purchasing or carrying any "margin stock" as such term is defined in Regulations U and X of the Board of Governors of the Federal Reserve System. In particular, advances of the Loans shall be used as provided in Schedule A hereto under the heading "Use of Loan Proceeds".
4.10 Validity. This Agreement and all other Loan Documents, upon the execution and delivery thereof, will be legal, valid, binding and enforceable obligations of each Borrower or the person executing the same, as the case may be, in accordance with the terms of each.
4.11 Title to Collateral. Each Borrower and each Subsidiary have good clear record and marketable title to their respective properties and assets, including, without limitation, all Collateral, subject to no mortgage, pledge, lien, security interest, encumbrance or other charge which is not either (a) set forth in Schedule A hereto under the heading "Encumbrances Not Otherwise Disclosed" or (b) permitted under Section 7.1 hereof.
4.12 Taxes. Each Borrower and each Subsidiary has filed all tax returns and reports required to be filed by it with all federal, state or local authorities and have paid in full or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports.
4.13 Business Name and Locations. Each Borrower and each Subsidiary conduct its respective business solely in its own name without the use of a trade name or the intervention of or through any other entity of any kind, other than as disclosed on Schedule A under the heading "Subsidiaries, Affiliates and Trade Names". All books and records relating to the assets of each Borrower and each Subsidiary are located at the chief executive office and its other places and locations, where its assets are located, all of which are set forth on Schedule A hereto under the heading "Places of Business / Owners of Record".
4.14 Notices of Environmental Problems. Except as disclosed to the Bank in writing, neither of the Borrowers nor any Subsidiary nor any tenants have given nor have they received, any notice that: (a) there has been a Release, or there is a threat of Release, of any Hazardous Materials on or from any real property owned or operated by any Borrower or any Subsidiary; (b) the Borrower, any Subsidiary or any tenant(s) may be or is liable for the costs of cleaning up or responding to a Release of any Hazardous Materials; or (c) any real property owned or operated by any Borrower or any Subsidiary is subject to a lien for any liability arising from costs incurred in response to a Release of Hazardous Materials.
4.15 Employee Benefit Plans. Each Borrower, each Subsidiary and each Affiliate is in compliance in all material respects with all applicable provisions of ERISA, the Internal Revenue Code, and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans, as defined in ERISA. No liability has been incurred by any Borrower, any Subsidiary or any Affiliate with respect to any unfunded liability, or for any taxes or penalties with respect to any such Employee Benefit Plan. The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.
4.16 Licenses, Franchises, Patents and Trademarks. The Borrowers and each Subsidiary, use no trademarks, inventions or processes which are subject to any existing trademark registrations, patents or trademark patent applications or licenses except as disclosed on Schedule A under the heading "Patents and Trademarks". The Borrowers and each Subsidiary covenant that all licenses, franchises, patents and trademarks listed on Schedule A are and shall continue in full force and effect and are and shall continue to be utilized in full conformity with their terms and conditions.
5. Conditions Precedent.

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5.1 Initial Advances. The initial advance under the Line of Credit, the single advance under the Term Loan and the initial advance under the Equipment Line of Credit shall be subject to the following conditions precedent (unless waived by the Bank in its sole discretion):
(a) Approval of Bank Counsel. All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Bank.
(b) Proof of Action. The Bank shall have received such documents evidencing each Borrower's power to execute and deliver this Agreement and the other Loan Documents and the Bank shall have received evidence of compliance with all conditions set forth in the Bank's Commitment Letter to the Borrowers dated March 12, 2013 in a timely fashion, all satisfactory to the Bank and its counsel.
(c) The Note and Loan Documents. The Borrowers shall have delivered to the Bank the Notes, this Agreement, the other Loan Documents and such other documents as the Bank may request including without limitation all documents necessary to confirm, secure and perfect the Bank's security interest in the Collateral in form and substance satisfactory to the Bank (the "Security Documents") including without limitation the Landlord's Consents and Waivers, the Financing Statements of the Borrowers, the Patent Security Agreements and Trademark Security Agreements.
(d) Opinion of Counsel. The Bank shall have received from counsel for the each of the Borrowers a written opinion, satisfactory in form and substance to the Bank and its counsel, including without limitation due authority and enforceability opinions for each Borrower.
(e) No Event of Default. No Event of Default has occurred, and no Default shall have occurred, the Maximum Availability under the Line of Credit and the Equipment Maximum Availability under the Equipment Line of Credit, as applicable, shall not be exceeded at the time of the advance request or the making of the advance.
(f) No Material Adverse Change. There shall have been no material adverse change in the assets, liabilities, financial condition or business of the Borrowers since the date of any financial statements delivered to the Bank before or after the date of this Agreement.
(g) Collateral Priority. The Bank shall have received evidence satisfactory to it that all Loan Documents perfecting the Bank's security interest in Collateral have been duly recorded and filed and all other action necessary to perfect the Bank's liens in the Collateral have been taken such that the Bank's liens shall constitute first priority perfected liens in all Collateral, subject to no other liens or encumbrances unacceptable to the Bank, all to the Bank's complete satisfaction.
(h) Evidence of Insurance. At or prior to Closing, the Borrowers shall deliver to the Bank an insurance binder or binders evidencing insurance coverage(s) as required in Section 6.3 hereof.
(i) Organizational Documents. The Bank shall have received from each Borrower and satisfactorily reviewed and approved certified copies of the organizational documents for each Borrower and all amendments thereto, together with the resolutions of the appropriate parties authorizing the execution and delivery of the Loan Documents, said organizational documents to be in form and substance satisfactory to the Bank and its counsel.
(j) Operating Accounts. Prior to Closing, the Borrowers shall establish its operating accounts with the Bank.
(k) Certificates. The Bank shall have received from the Borrowers and satisfactorily reviewed and approved Certificates of Legal Existence and Certificates of Good Standing issued by the Secretary of State for each jurisdiction in which each Borrower is registered to conduct its business, Certificates of Tax Good Standing issued by the Delaware Division of Revenue and the Massachusetts Department of Revenue and an accountant's letter of tax good standing with respect to filing and payment of any and all taxes for the Borrowers.
(1) 2012 Financial Statements. The Bank shall have received and satisfactorily reviewed the 2012 financial statements of the Borrowers, said financial statements to be in form, scope and substance satisfactory to the Bank in its sole and absolute discretion.
(m) Other Conditions. There shall be compliance with all other conditions and provisions contained in this Agreement and the other Loan Documents as applicable pertaining to advances.
5.2 Subsequent Advances. Every subsequent advance under the Line of Credit and the Equipment Line of Credit will be made subject to the continued satisfaction of the conditions set forth in Sections 5.1 (a) through (m) inclusive above through the date of the applicable advance and to the following additional conditions precedent that:
(a) Representations and Warranties. The representations and warranties contained in Section 4 hereof and in each other Loan Document shall be true and correct. Any request for a borrowing shall be deemed a certification

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by each Borrower as to the truth and accuracy of the representations and warranties contained in Section 4 hereof and in each other Loan Document as of the date of such request.
(b) Termination Date; Conversion Date. The Termination Date of the Line of Credit has not been reached and the Conversion Date of the Equipment Line of Credit has not been reached.
5.3 Waiver of Conditions. The conditions precedent to advances set forth herein and in each other Loan Document are for the sole benefit and protection of the Bank. Without at any time waiving any of the Bank's rights under this Loan Agreement or any other Loan Document, the Bank shall always have the right to make an advance hereunder without satisfaction of each and every, or any, condition to an advance under this Loan Agreement or the other Loan Documents. The making of an advance by the Bank hereunder despite the failure of any or all such conditions shall not be deemed a waiver by the Bank of any such condition or a commitment by the Bank to waive any such condition at any future time or for any future advance.
5.4 Continuing Obligations to Produce. In the event the Bank makes an initial advance under any of the Loans prior to each of the conditions contained in Section 5.1 hereof being fulfilled or prior to the production of any of the Loan Documents listed in the Loan Closing Agenda attached hereto as Schedule D, the Borrowers shall nevertheless be required to fulfill those unfulfilled conditions and produce those remaining documents within fifteen (15) days of the advance being made and any failure to do so shall constitute an additional Event of Default hereunder.
6. Affirmative Covenants. Each Borrower jointly and severally covenants and agrees that from the date hereof until indefeasible payment in full of all Loans and the performance of all Borrowers' Obligations hereunder and under all other Loan Documents is indefeasibly complete and the termination of this Agreement, unless the Bank otherwise consents in writing, the Borrowers shall comply with all of the following:
6.1 Performance. The Borrowers shall comply with all terms and conditions of this Agreement and the other Loan Documents and pay all debts of the Borrowers and each Subsidiary before the same shall become delinquent.
6.2 Financial Statements; Notice of Default. The Borrowers shall deliver to the Bank:
(a) quarterly, within forty five (45) days after the close of each of fiscal quarter in each fiscal year of the Borrowers, the financial statements of the Borrowers as of the close of said quarter and statements of income expenses and retained earnings and cash flows for that portion of the fiscal year-to-date then ended, prepared by management and reviewed by a firm of independent registered public accountants selected by the Borrowers and acceptable to the Bank, in conformity with GAAP, and applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial position or results of operations of any change in the application of accounting principles during the year and containing an unqualified opinion from said firm of independent certified public accountants (together with any and all Management Letters);
(b) annually, within one hundred twenty (120) days after the close of each fiscal year of the Borrowers, the financial statements of the Borrowers, including, a balance sheet as of the close of such year and statements of income, expense and retained earnings and cash flows for the year then ended, prepared by management and audited by a firm of registered public accountants selected by the Borrowers and acceptable to the Bank, in conformity with GAAP, and applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial position or results of operations of any change in the application of accounting principles during the year and containing an unqualified opinion from said firm of independent certified public accountants (together with any and all Management Letters);
(c) quarterly and simultaneously with the delivery of the financial statements required in (a) and (b) above, a Covenant Compliance Certificate of the Borrowers;
(d) monthly, within fifteen (15) days after the close of each month in each calendar year, a Borrowing Base Certificate of each Borrower with Accounts Receivable Aging Reports and Inventory Reports in such form, scope and detail as the Bank may require;
(e) the other financial reports, if any, identified on Schedule A hereto under the heading "Other Financial Reports";
(f) promptly upon the Bank's written request, such other information about the financial condition, business and operations of the Borrowers, as the Bank may from time to time, reasonably request; and
(g) promptly upon becoming aware of any Event of Default (as herein defined), or any event which with the giving of notice or the passage of time would constitute an Event of Default, notice thereof, in writing.

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6.3 Insurance. Each Borrower and each Subsidiary shall (a) keep its properties insured against fire and other hazards (so called "All Risk" coverage) in amounts and with companies satisfactory to the Bank to the same extent and covering such risks as is customary in the same or a similar business, but in no event in an amount less than the full insurable value of all Collateral, which policies shall name the Bank as mortgagee and lender loss payee as its interest may appear; (b) maintain public liability coverage against claims for personal injuries or death with such coverages in such amounts and with such companies as are reasonably satisfactory to the Bank; (c) maintain all worker's compensation, employment or similar insurance as may be required by applicable law; and (d) maintain such other insurance coverages which the Bank may require in amounts and with companies satisfactory to the Bank. Such All Risk property insurance coverage shall provide for a minimum of thirty (30) days written notice to the Bank of cancellation or modification. The Borrowers agree to deliver copies of all of the aforesaid insurance policies to the Bank. In the event of any loss or damage to any of its assets, including any collateral securing any Loan, the Borrowers shall give immediate written notice to the Bank and to the applicable Borrower's insurers of such loss or damage and shall promptly file proofs of loss with said insurers.
6.4 Compliance with Laws; Payment of Taxes and Other Liens. The Borrowers shall comply with all Legal Requirements, including without limitation, those pertaining to or concerning the employment of labor, employee benefits, public health, safety and the environment. The Borrowers and each Subsidiary shall pay all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against such Borrower, any Subsidiary, or any of their respective properties which, if unpaid, might become a lien or charge against any of them or any of their respective properties, except liabilities being contested in good faith with the prior written consent of the Bank and against which, if requested by the Bank, such Borrower or the relevant Subsidiary shall maintain reserves in amount and in form (book, cash, bond or otherwise) satisfactory to the Bank.
6.5 Chief Executive Office and Places of Business. Each Borrower shall maintain its chief executive office, principal places of business and locations of assets at the locations set forth in Schedule A to this Agreement. The Borrowers shall give the Bank at least forty five (45) days prior written notice of intended changes in any of such addresses. All business records of each Borrower, including those pertaining to all accounts and contract rights, shall be kept at the said chief executive office of the Borrowers or unless prior written consent of Bank is obtained to a change of location. The Federal Tax Identification Number, the State of registration and the State issued organizational number for each Borrower is listed under Section 0 on Schedule A.
6.6 Inspection. The Borrowers shall allow the Bank by or through any of its officers, agents, attorneys, or accountants designated by it, for the purpose of ascertaining whether or not each and every provision hereof and of any other Loan Document is being performed and for the purpose of examining the assets of each Borrower and each Subsidiary and the records relating thereto, to enter the offices, residence, and plants of each Borrower and each Subsidiary to examine or inspect any of the properties, books and records or extracts therefrom and to make copies thereof and to discuss the affairs, finances and accounts thereof with each Borrower and each Subsidiary and their accountants, all at such times and as often as the Bank may request; provided, however, that so long as no Event of Default has occurred, the Bank shall provide prior notice and such inspection shall be during normal business hours. All costs reasonably incurred by the Bank related to said inspections, examinations and audits shall be paid by the Borrowers upon demand.
6.7 Litigation. The Borrowers shall promptly advise the Bank of: (a) the commencement of or threat of litigation, including arbitration proceedings and any proceedings before any governmental agency, which would reasonably be expected to might have an adverse effect upon the assets, liabilities, financial condition or business of any Borrower or any Subsidiary, or where the amount involved is $150,000 or more and
(b) any enforcement or compliance action, instituted or threatened, or claim made or threatened by any federal, state or local authority relating to the employment of labor or employee benefits, or any public health or safety matters.
6.8 Notices of Environmental and Labor Actions and Claims. The Borrowers shall promptly notify the Bank in writing of (a) any enforcement, clean-up, removal or other action instituted or threatened against any Borrower or any Subsidiary by any federal, state, county or municipal authority or agency pursuant to any public health, safety or environmental laws, rules, ordinances and regulations; (b) any and all claims made or threatened by any third party against any Borrower, any Subsidiary, or any real property owned or operated by any of them relating to the existence of, or damage, loss or injury from any toxic substances, oil or hazardous wastes or any other conditions constituting actual or potential violations of such laws, rules, ordinances or regulations; and (c) any enforcement or compliance action, instituted or threatened or claim made or threatened by any federal or state authority relating to the employment

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of labor or employee benefits.
6.9 Maintenance of Existence. Except as previously disclosed to the Bank with regard to the Borrowers intent to dissolve three of its Subsidiaries, each Borrower shall continue to conduct its business as presently conducted, maintain its existence and maintain its properties in good repair, working order and operating condition. The Borrowers shall immediately notify the Bank of any event causing material loss or unusual depreciation in the value of the business assets of any Borrower or any Subsidiary and the amount of same.
6.10 Government Accounts. The Borrowers shall notify the Bank promptly upon any Borrower's entry into any transaction with any federal, state or local governmental entity which would give rise to an account receivable which would be subject to the Federal Assignment of Claims Act, or any other comparable federal, state or local legal requirement (herein a "Government Account") and the Borrowers will execute all such instruments and take all such action as may be requested by the Bank so that all moneys due or to become due thereunder will be effectively assigned to the Bank and notice thereof given to such account debtor in accordance with the Federal Assignment of Claims Act, or any other comparable federal, state or local legal requirement.
6.11 Certificated Equipment The Borrowers have furnished the Bank with a list of all items of Certificated Equipment (hereafter defined) attached hereto as Schedule B, which as to each item of such equipment, includes a description thereof, identification of the jurisdiction in which such item has been registered and the registration and title numbers therefor. The Borrowers shall continuously maintain such list as current. With respect to each existing item of Certificated Equipment, the Borrowers have furnished to the Bank and with respect to each item of Certificated Equipment hereafter acquired by any Borrower, the Borrowers shall furnish to the Bank at the time of such acquisition, the original certificate of title therefor together with a properly executed application form and filing fee, required in the applicable jurisdiction to cause the Bank to be named as first lien holder, and the Borrowers shall take all such other action as the Bank may request to enable the timely perfection of the Bank's security interest in all Certificated Equipment. The Borrowers shall take no action which would result in the loss of the Bank's interest in any Certificated Equipment including any registration or application for any Certificate of Title which would not show the Bank as first lien holder thereon. For purposes hereof, the term "Certificated Equipment" shall mean motor vehicles or other equipment covered, or which is required to be covered by a certificate of title issued by a jurisdiction, the law of which requires indication of a security interest on such certificate as a condition precedent to the perfection of such interest.
6.12 Fixture Waivers. The Collateral is located at the location(s) identified on Schedule A hereto. All equipment, inventory and other personal property of the Borrowers shall at all times be and remain personal property regardless of the manner of its attachment to any real estate. If any such equipment is or will be attached to real estate, the location of such real estate and the name of all record owners and mortgagees thereof and all other persons with an interest in such real estate are also identified on such Schedule A. If any equipment or other personal property (including inventory) of any Borrower is at any time attached to or located at real property of which any Borrower is not the sole record owner free of any mortgage (except for the Bank), the Borrower shall obtain, at Bank's request, written disclaimers of any interest in the Collateral and rights of access to such property from all owners and mortgagees from time to time of such real property and any other persons who may acquire an interest in such real property, all in form and substance satisfactory to Bank.
6.13 Loss; Returns and Disputes.
(a) The Borrowers will keep the Collateral in good order and repair, will not waste or destroy the Collateral or any part thereof and will not use the Collateral in violation of any applicable Legal Requirement or any policy of insurance thereon. The Borrowers will notify the Bank in writing promptly upon its learning of any event, condition, loss, damage, litigation, administrative proceeding or other circumstance which would be reasonably expected to materially and adversely affect the assets, liabilities, financial condition or business of any Borrower, any Subsidiary or the Bank's security interest in any Collateral. In the event that the Bank, in its reasonable discretion, shall determine that there has been any loss, damage or material diminution in the value of the Collateral, the Borrowers will, whenever the Bank requests, pay to the Bank such amount as the Bank, in its sole discretion, shall have reasonably determined represents such loss, damage or material diminution in value (any such payment not to affect the Bank's security interest in such Collateral), which amount shall be applied to the payment of outstanding Obligations (whether or not then due and payable) selected by the Bank.
(b) Without limiting the generality of the foregoing, each Borrower shall notify the Bank promptly of all material returns and recoveries of merchandise and any other claims or disputes that may materially affect the value of that Borrower's Accounts. The Borrowers shall not settle or adjust any material claim or dispute, nor grant to any

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customer any extraordinary discount, credit or allowance, nor accept any extraordinary return of merchandise, in each case, without the Bank's prior approval.
6.14 Collateral Listings; Additional Collateral.
(a) The Borrowers will at such intervals as the Bank may request, notify the Bank, upon a form satisfactory to the Bank, of all Collateral which has come into existence since the date hereof or the date of the last such notification.
(b) The Borrowers acknowledge that it is the Borrowers' intention to provide the Bank with a first priority validly perfected lien on all personal property of each and of both Borrowers whether now owned or hereafter acquired except as otherwise expressly agreed by the Bank. The Borrowers shall from time to time promptly notify the Bank of the acquisition by any Borrower of any property in which the Bank does not then hold a lien, or the creation or existence of any such property and the Borrowers shall, upon request by the Bank, promptly execute and deliver to the Bank or cause to be executed and delivered to the Bank pledge agreements, security agreements, mortgages or other like agreements with respect to such property, together with such other documents, certificates, opinions of counsel and the like as the Bank shall reasonably request in connection therewith, in form and substance satisfactory to the Bank such that the Bank shall receive valid and perfected security interests in and liens on all such property.
6.15 Collateral Preservation. At its option, but without obligation to do so, the Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral; may place and pay for insurance on the Collateral; may order and pay for the repair, maintenance and preservation of the Collateral; and may pay any fees for filing or recording such instruments or documents as may be necessary or desirable to perfect the security interest granted herein. The Borrowers agree to reimburse the Bank on demand for any payment made or any expense incurred by the Bank pursuant to the foregoing authorization, and all such payments and expenses shall constitute part of the principal amount of Obligations hereby secured and shall bear interest at the highest rate payable on the Obligations of the Borrower to the Bank.
6.16 Bank Accounts. Each Borrower shall use the Bank for all of Borrower's principal commercial accounts, including but not limited to its operating accounts, throughout the life of the Loans. The Bank is hereby authorized but not obligated to charge any Borrower's accounts with the Bank to pay any Borrower's Obligations.
6.17 Maintenance of Loans. The Borrowers shall maintain and continue to maintain with the Bank (through renewals, extensions, refinancings or other similar means) all Loans and other credit facilities that may now or hereafter be owing by any Borrower to the Bank, including all lines of credit and term facilities. The Borrowers acknowledge and agree that the Bank's willingness to make the Loans hereunder is conditioned upon the maintenance and continued maintenance of such Loans and other credit facilities with the Bank and that the Bank has relied upon this covenant in making the Loans.
6.18 Environmental Matters.
(a) Definitions: For purposes hereof the following terms shall have the meanings set forth below:
Environmental Authority means the Massachusetts Department of Environmental Protection (the "DEP") and any other environmental authority with the power to interpret, regulate or enforce any Environmental Requirements.
Environmental Requirements mean M.G.L. c. 21 E, the Massachusetts Contingency Plan ("MCP"), 310 C.M.R. 40.000 seq. and any other federal, state or local statute, rule, regulation, ordinance, administrative order or court order, whether presently in existence or hereafter enacted or adopted relating to Hazardous Materials including any such that may result from any private third party claim. All references or citations herein to any specific statute, rule, regulation or other Environmental Requirement, shall be construed to mean and include any successor or related provisions to the provision so referred to or cited.
Hazardous Material means (i) "hazardous substances" as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. '9601 et seq.; (ii) "hazardous wastes" as defined by the Resource Conservation and Recovery Act, 42 U.S.C. '9202 et seq.; (iii) any oil, petroleum product, hazardous, or toxic, pollutant or contaminant within the meaning of any other applicable federal, state or local law, regulation ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards or conduct concerning any hazardous or toxic waste, substance or material, all as amended to date or hereafter amended including, but not limited to, the provisions of Massachusetts General Laws ("M.G.L.") Chapters ("c.") 21C and 21 E.
(b) Notice of Environmental Claims. Each Borrower shall promptly notify the Bank in writing of: (a) any enforcement, clean-up, removal or other action instituted or threatened against any Borrower or any Subsidiary by any Environmental Authority pursuant to any Environmental Requirement, other than those previously disclosed in writing

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to the Bank; (b) any and all claims made or threatened by any third party against any Borrower, any Subsidiary, or any real property owned or operated by any of them relating to the existence of, or damage, loss or injury from any Hazardous Materials or any other conditions constituting actual or potential violations of any Environmental Requirements.
(c) Environmental Reports. Should the Bank in good faith have reasonable grounds to suspect the existence of a Release (as hereafter defined) or a threatened Release, the Borrowers shall deliver to the Bank at the Bank's request from time to time, a written report of a site assessment and environmental audit in scope, form, and substance reasonably satisfactory to the Bank, prepared by an independent, competent, and qualified engineer selected by the Bank, showing that the engineer made all appropriate inquiry consistent with good commercial and customary practice and that in the course of such inquiry, no evidence or indication came to light which would suggest there was any release, spilling, leaking, migrating, discharging, escaping, leaching, dumping or disposing (a "Release") into the environment of any Hazardous Materials (actual or threatened) which causes any property owned or operated by any Borrower, not to be in compliance with any Environmental Requirement and that such real property complies with and does not deviate from, all such Environmental Requirements, including any licenses, permits or certificates required thereunder. The Borrowers shall pay the costs of such reports upon the Bank's demand.
(d) Response Actions. The Borrowers shall take all appropriate response actions, including any removal and remedial actions, in the event of a Release of any Hazardous Materials in, on, under or about any of its property, or property owned or operated by any Borrower, so as to keep them free from, and unaffected by Hazardous Materials.
(e) Environmental Expenses. In the event that the Borrowers fail in the Bank's reasonable discretion, to satisfactorily perform its obligations under subsection (d) above, the Bank, at its option and in its sole discretion may, but shall not be obligated to, cure any failure to take appropriate response actions. Any partial undertaking by the Bank to cure such failure shall not obligate the Bank to complete the actions taken or to expend further sums to cure such noncompliance. Any amounts paid or costs incurred by the Bank as a result of the above shall be a cost incurred for the protection of the real property owned or operated by the Borrower and shall be immediately due and payable and, until paid, shall be added to and become a part of the amounts secured by the Loan Documents securing the Loans.
6.19 Indemnity by Borrower.
(a) Each Borrower hereby agrees to defend, indemnify and hold harmless the Bank, any participant, successor or assign of the Bank and their respective directors, officers, agents and employees (collectively the "indemnities"), to the fullest extent permitted by law, from and against:
(i) any and all claims, demands, actions, causes of action, investigations or proceedings (sometimes a "Claim") (whether brought by a private party or by any federal, state or local governmental agency, including any Environmental Authority), that are asserted against any indemnities by any person if the Claim, directly or indirectly:
(A) relates to a claim, demand, action or cause of action that any such person has or asserts against any Borrower, any Collateral, or any of them; or
(B) arises from or in connection with (I) any breach or default, actual or alleged, of the representations, warranties, covenants, conditions or agreements of any Borrower contained in this Agreement or any of the other Loan Documents or (II) any bankruptcy or insolvency of any Borrower or any Recapture Claim; or
(C) relates to any suspected or actual violation of any Legal Requirement with respect to any real property, and the improvements thereon, owned or operated by any Borrower and/or any business conducted thereon or relates to any claim for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage (including all foreseeable and unforeseeable consequential damage) or any diminution in value of any real property and the improvements thereon, resulting from or relating, directly or indirectly, to (1) the Release, threatened Release, existence or removal of any Hazardous Materials (including without limitation lead paint) on, into, from, through or under any real property owned or operated by any Borrower or any Subsidiary (whether or not such Release was caused by any Borrower, any Subsidiary or Affiliate, a tenant, subtenant, prior owner or tenant or any other person and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of Hazardous Materials or the mere presence of such Hazardous Materials) or (II) the breach or alleged breach of any such Legal Requirement; and (ii) any and all liabilities, losses, costs or expenses including court costs and attorneys' fees (whether in-house or outside counsel) that any indemnities suffers or incurs as a result of the assertion of any claim, demand, action or cause of action specified in this Section.
(b) ANY OBLIGATION OR LIABILITY OF ANY BORROWER TO ANY INDEMNITEE AS PROVIDED IN THIS SECTION SHALL BE SECURED HEREBY AND BY THE OTHER LOAN DOCUMENTS, SHALL

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SURVINE THE PAYMENT IN FULL OF THE LOANS, THE TERMINATION OF THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS, THE DISCHARGE OR FORECLOSURE OF ANY LIEN THEREUNDER OR THE CONVEYANCE IN LIEU OF FORECLOSURE THEREUNDER. The Bank, at its option, shall be entitled to enforce the provisions hereof for the benefit of all indemnities, which shall be entitled to independent counsel. The rights of the Bank and the other indemnities hereunder shall be independent of any other indemnity right of any such person.
(c) EXCEPT AS PROHIBITED BY LAW, THE BORROWERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.
6.20 Maintenance of Licenses, Permits and Franchises. The borrowers agrees to maintain in good standing all licenses, permits and franchises necessary or convenient for the operation of their respective businesses as currently conducted and in compliance with all Legal Requirements.
7. Negative Covenants. Unless the Bank otherwise consents in writing, each Borrower, jointly and severally, covenants and agrees as follows until payment is made in full of all Loans, the performance of all Borrowers' obligations hereunder and under all other Loan Documents is complete and the termination of this Agreement:
7.1 Encumbrances. No Borrower nor any Subsidiary shall incur or permit to exist any lien, mortgage, security interest, pledge, charge or other encumbrance against any of its property or assets, including, without limitation, the Collateral, whether now owned or hereafter acquired (including, without limitation, any lien or encumbrance relating to any response, removal or clean-up of any toxic substances, oil or hazardous wastes), except: (a) liens in favor of the Bank required by this Agreement or any other Loan Document; (b) pledges or deposits in connection with or to secure worker's compensation and unemployment insurance; (c) tax liens which are being contested in good faith and in compliance with Section 6.4 hereof; (d) liens, mortgages, security interests, pledges, charges or other encumbrances in favor of the Bank or specifically permitted, in writing, by the Bank; and (e) liens, if any, permitted by the terms of Schedule A hereto under the heading "Other Permitted Liens".
7.2 Limitation on Indebtedness. No Borrower nor any Subsidiary shall create or incur any liabilities or Indebtedness (excluding trade payables to trade creditors incurred in the ordinary course of business) become liable, either actually or contingently, in respect of letters of credit or banker's acceptances or issue or sell any obligations of any Borrower or any Subsidiary, other than: (a) the Loans hereunder and all other Indebtedness of the Borrowers or any Subsidiary to the Bank; (b) Subordinated Debt incurred with the prior written consent of the Bank; and (c) Indebtedness, if any, permitted by the terms of Schedule A hereto under the heading "Other Permitted Indebtedness" .
7.3 Disposition of Assets. No Borrower nor any Subsidiary shall sell, lease, pledge, transfer or otherwise dispose of all or any of its assets (other than the disposition of inventory or obsolete or no longer useful equipment in the ordinary course of its business as presently conducted), whether now owned or hereafter acquired except for liens or encumbrances required or permitted hereby or by any other Loan Document.
7.4 Contingent Liabilities. No Borrower nor any Subsidiary shall assume, guarantee, endorse or otherwise become liable upon the obligations of any person, firm or corporation except by the endorsement of negotiable instruments for deposit, collection or similar transactions in the ordinary course of business.
7.5 Consolidation or Merger. Except as previously disclosed to the Bank with regard to the Borrowers intent to dissolve three of its Subsidiaries, no Borrower nor any Subsidiary shall merge or consolidate with or into any corporation or other entity; and, for the purposes of this Section 7.5, the acquisition by any Borrower or any Subsidiary of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities, of any corporation or entity shall be deemed to be a consolidation of such corporation with such borrower.
7.6 Loans, Advances, Investments. Except for (i) shares of stock of Arrhythmia and (ii) inter-company loans and advances between the Borrowers, no Borrower nor any Subsidiary shall purchase or otherwise acquire any shares of stock or other equity interests or obligations of, or make loans or advances to, or investments in, any individual, firm, entity or corporation other than investments in direct obligations of the United States of America or certificates of deposit (or similar investments) issued by the Bank.
7.7 Acquisition of Stock of Borrower. Except for the shares of stock of Arrhythmia, no Borrower nor any Subsidiary shall purchase, acquire, redeem or retire, or make any commitment to purchase, acquire, redeem or retire any of the capital stock of the Borrower or other legal or beneficial interest of the Borrower, whether now or hereafter outstanding.

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7.8 Dividends. with the exception of Dividends paid by Micron to Arrhythmia, no Borrower nor any Subsidiary shall declare, pay, authorize or make any Dividend (unless payable solely in capital stock of the Borrower), or other distribution.
7.9 Transactions with Subsidiaries and Affiliates; Subordinated Debt. No Borrower nor any Subsidiary shall:
(a) Enter into, or be a party to, any transaction with any Subsidiary or Affiliate (including, without limitation, transactions involving the purchase, sale or exchange of property, the rendering of services or the sale of stock) except in the ordinary course of business pursuant to the reasonable requirements of the Borrowers and upon fair and reasonable terms no less favorable to the Borrowers than Borrowers would obtain in a comparable arms-length transaction with a person other than a Subsidiary or an Affiliate.
(b) Make any payment in breach of, or breach any other obligation under any Subordination Agreement.
7.10 Change of Name or Location. No Borrower nor any Subsidiary shall change its name or conduct its business under any trade name or style other than as herein above set forth or change its chief executive office, or the present locations of its assets or records relating thereto from those addresses set forth on Schedule A hereto.
7.11 Subsidiaries, Affiliates. No Borrower nor any Subsidiary shall acquire, form or dispose of any Subsidiary or Affiliate or acquire all or substantially all or any material portion of the stock or assets of any other person, firm or corporation.
7.12 Management, Capital Structure, Accounting Methods. No Borrower nor any Subsidiary shall make, permit or consent to a change in the management of any Borrower or in the manner in which the business of any Borrower is conducted or in its method of accounting, or its fiscal year end or, if a corporation, in its election to be taxed under Subchapter C or Subchapter S, as applicable, of the Internal Revenue Code.
7.13 Use of Property. No Borrower nor any Subsidiary shall allow any business or activity to be conducted on real property owned or occupied by any Borrower or any Subsidiary that uses, manufactures, treats, stores or disposes of any Hazardous Materials which are prohibited or regulated pursuant to any Legal Requirement except in full compliance therewith and with all Required Permits, or which are contrary to the provisions of any insurance policy.
8. Financial Covenants. Unless the Bank otherwise consents in writing, each Borrower covenants and agrees as follows until indefeasible payment is made in full of all Loans, the performance of all Borrowers' obligations hereunder and under all other Loan Documents is indefeasibly complete and the termination of this Agreement:
8.1 Definitions. As used in this Section 8 and elsewhere in this Agreement, the following terms shall have the following meanings:
Debt Service Coverage Ratio means, during the applicable period, that quotient equal to (A) the aggregate of (i) earnings before Interest, taxes and depreciation (EBIDTA) minus (ii) cash used for taxes and distributions/dividends/withdrawals divided by (B) required payments of principal, interest and capital leases in the corresponding period.
GAAP means generally accepted accounting principles in the United States of America, as from time to time in effect; provided, however, that for purposes of compliance with this Section 8 and the related definitions, GAAP means such principles as in effect on the date of the preparation and delivery of the financial statements described in Section 6 of this Agreement and consistently followed, without giving effect to any subsequent changes other than changes consented to in writing by the Bank.
Indebtedness means all obligations that in accordance with GAAP should be classified upon a Borrower's balance sheet as liabilities or to which reference should be made by footnotes thereto.
Intangible Assets mean: (i) assets that in accordance with GAAP are properly classifiable as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, trade names and copyrights; (ii) any amounts shown on a balance sheet attributable to any shares of capital stock of any Borrower, or any minority interests in any corporation and (iii) any Indebtedness due to any Borrower from any Affiliate or any other Borrower.
Interest means for the applicable period, all interest paid or payable, including, but not limited to, interest paid or payable on Indebtedness, determined in accordance with GAAP.
Leverage Ratio shall mean the ratio of Total Liabilities divided by Tangible Net Worth.
Tangible Net Worth means Total Assets minus the sum of (i) Intangible Assets and (ii) Total Liabilities.
Total Assets mean total assets determined in accordance with GAAP.

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Total Liabilities mean total Indebtedness determined in accordance with GAAP.
8.2 Accounting Terms. Unless otherwise defined or specified in this Section 8, all accounting terms shall be construed and all accounting determinations shall be made in accordance with GAAP.
8.3 Calculation of Financial Covenants. The calculation of the financial covenants set forth below shall be measured against the Borrowers' financial statements required to be delivered to the Bank pursuant to Section 6 of this Agreement and, unless otherwise specified by the Bank in writing, on an unconsolidated basis.
8.4 Debt Service Coverage Ratio. The Borrower covenants that the Borrowers' Debt Service Coverage Ratio shall never be less than 1.25 to 1.00. The Debt Service Coverage Ratio shall be tested commencing on March 31, 2103 (to be based upon the prior fiscal quarter), thereafter on June 30, 2013 (to be based upon the two prior fiscal quarters), thereafter on September 30, 2013 (to be based upon the three prior fiscal quarters), (d) thereafter on December 30, 2013 (based upon the four prior fiscal quarters), and (e) quarterly thereafter on a twelve (12) month trailing basis.
8.5 Maximum Leverage Ratio. The Borrower covenants that Borrowers' Leverage Ratio shall never exceed 2.00 to 1.00. The Leverage Ratio shall be tested commencing on March 31, 2013 and quarterly thereafter.
8.6 Other. The Borrowers shall comply with the other financial covenants, if any, set forth on Schedule A hereto under the heading "Other Financial Covenants".
9. Events of Default; Remedies.
9.1 The occurrence of any of the following events, for any reason whatsoever, shall constitute an "Event of Default" hereunder:
(a) (i) Failure to make due payment of principal or interest on any Loan within five (5) days of when the same is due and payable or (ii) failure by any Borrower or any Subsidiary to make due payment of any other liability or obligation owing by any Borrower or any Subsidiary to the Bank, now existing or hereafter incurred, whether direct, indirect or contingent (herein, "Other Bank Debt"); or
(b) (i) Failure by any Borrower or any Subsidiary to observe or perform any covenant contained in (1) this Agreement, or any other Loan Document or (2) any document or instrument evidencing, securing or otherwise relating to any Other Bank Debt (collectively, "Other Bank Debt Documents"); or (ii) any other event of default shall occur under any other Loan Document or any Other Bank Debt Document; and any such default continues for fifteen (15) days following notice to the Borrower from the Bank, with the exception of any default in any covenant contained in Sections 6.2, 6.3, 8.4, 8.5 or 9.1 (a)(i) for which no grace period shall be applicable (except as may specifically provided for in those sections), provided, however that if any such default is susceptible of cure but cannot reasonably be cured within such fifteen (15) day period and provided further that Borrower shall have commenced to cure such default within such fifteen (15) day period and thereafter diligently and expeditiously proceeds to cure the same, such fifteen (15) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such default, such additional period not to exceed fifteen (15) days;
(c) Any material representation or warranty made by any Borrower or any Subsidiary to the Bank or any statement, certificate or other data furnished by any of them in connection herewith or with any other Loan Document proves at any time to be incorrect in any material respect; or
(d) A judgment or judgments for the payment of money in excess of $150,000.00 in the aggregate shall be rendered against any Borrower or any Subsidiary which shall remain unsatisfied and in effect for a period of thirty (30) days without a stay of execution; or
(e) Any levy, seizure, attachment, execution or similar process shall be issued or levied on any Borrower's or any Subsidiary's property; or
(f) Any Borrower or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, conservator, trustee or liquidator of all or a substantial part of any of its assets; (ii) be unable, or admit in writing its inability, to pay its debts as they mature; (iii) file or permit the filing of any petition, case, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form of arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties; or (iv) take any action for the purpose of effecting any of the foregoing; or
(g) An order, judgment or decree shall be entered, or a case shall be commenced, against any Borrower or any Subsidiary, without the application, approval or consent of any Borrower or such Subsidiary or by or in any court of

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competent jurisdiction, approving a petition or permitting the commencement of a case seeking reorganization or liquidation of any Borrower or any Subsidiary or appointing a receiver, trustee, conservator or liquidator of any Borrower or any Subsidiary, or of all or a substantial part of its assets and any Borrower or any Subsidiary, by any act, indicates its approval thereof, consent thereto, or acquiescence therein, or, in any event, such order, judgment, decree or case shall continue unstayed, or undismissed and in effect for any period of thirty (30) consecutive days; or
(h) Except as previously disclosed to the Bank with regard to the Borrowers intent to dissolve three of its Subsidiaries, any Borrower or any Subsidiary shall dissolve or liquidate, or be dissolved or liquidated, or cease to exist legally, or if a corporation or partnership (general or limited), merge or consolidate with, or be merged or consolidated with or into any other entity; or
(i) Failure by any Borrower or by any Subsidiary to payor perform any other Indebtedness or obligation whether contingent or otherwise, whether owed to the Bank or to any other party or if any such other Indebtedness or obligation shall be accelerated, or if there exists any event of default under any instrument, document or agreement governing, evidencing or securing such other Indebtedness or obligation; or CD Failure by any Borrower to maintain and to continue to maintain any Loan or other credit facility that any of them may now or hereafter have with the Bank; or
(k) Any party to any Subordination Agreement shall breach any provision thereof; or
(1) Any Projection delivered to the Bank projects that a Default will exist at some date covered by the Projections should the Projections prove to be accurate; or
(m) Any loss, theft, damage or destruction to any material portion of the Collateral; or
(n) The Bank believes that any material adverse change in the assets, liabilities, financial condition or business of any Borrower or any Subsidiary has occurred since the date of any financial statements delivered to the Bank before or after the date of this Agreement; or
(o) If at any time the Bank believes in good faith that the prospect of payment of any obligation or the performance of any agreement of any Borrower is impaired, or there is such a change in the assets, liabilities, financial condition or business of any Borrower as the Bank believes in good faith impairs the Bank's security (if any) or increases its risk of non-collection.
9.2 Remedies. Upon the occurrence of any Default and at any time thereafter, the availability of advances hereunder and under the Loans and the privilege to obtain letters of credit shall, at the option of the Bank, be deemed to be automatically terminated. Upon the occurrence of any Event of Default at any time thereafter, the Bank, at its option, may declare the principal balance of one or more or all of the Loans outstanding hereunder, together with accrued interest thereon and all applicable late charges and surcharges and all other liabilities and Obligations of any Borrower to the Bank to be accelerated and forthwith due and payable, whereupon the same shall become forthwith due and payable; all of the foregoing without presentment or demand for payment, notice of non-payment, protest or any other notice or demand of any kind, all of which are expressly waived by each Borrower.
9.3 Additional Remedies. In addition to any and all other rights available to the Bank at law or in equity or pursuant to any other agreement or Loan Document or otherwise, the Bank shall have the following additional rights and remedies after an Event of Defau1t:
(a) All of the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law or at equity, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement, any other Loan Document or in any other document, instrument or agreement evidencing, governing or securing the Obligations.
(b) The right to (i) take possession of the Collateral, without resort to legal process and without prior notice to any Borrower, and for that purpose each Borrower hereby irrevocably appoints the Bank its attorney-in-fact to enter upon any premises on which the Collateral or any part thereof may be situated and remove the Collateral therefrom, or (ii) require the Borrowers or any of them to assemble the Collateral and make it available to the Bank in a place to be designated by the Bank, in its sole discretion. The Borrowers shall make available to the Bank all premises, locations and facilities necessary for the Bank's taking possession of the Collateral or for removing or putting the Collateral in saleable form.
(c) The right to sell or otherwise dispose of all or any part of the Collateral by one or more public or private sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give the Borrowers at least five (5) days' prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition (which may

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include, without limitation, a public sale or lease of all or part of the Collateral) is to be made. The Borrowers agree that five (5) days is a reasonable time for any such notice. The Bank, its employees, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is subject to widely distributed standard price quotations. Any public or private sale shall be free from any right of redemption which each Borrower hereby waives and releases. If there is a deficiency after such sale and the application of the net proceeds from such sale, the Borrowers shall be responsible for the same, with interest.
(d) To effectuate the terms and provisions hereof, each Borrower hereby designates and appoints Bank and each of its designees or agents as attorney-in-fact of such Borrower, irrevocably and with power of substitution, without prior notice to any Borrower and without the need to resort to legal process, with authority to: (i) endorse the name of Borrower on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of Collateral that may come into Bank's possession; (ii) sign the name of Borrower on any invoices, documents, drafts against and notices to account debtors or obligors of the Borrower, or assignments and requests for verification of accounts; (iii) execute proofs of claim and loss; (iv) execute endorsements, assignments or other instruments of conveyance or transfer; (v) adjust and compromise any claims under insurance policies or otherwise; (vi) execute releases; (vii) upon and after any Default or Event of Default, receive, open and dispose of all mail addressed to Borrower and notify the Post Office authorities to change the address for delivery of mail addressed to Borrower to such address as Bank may designate and date and deliver to the Post Office the executed order of Borrower in the form annexed as Schedule C hereto; (viii) notify and direct any and all persons liable for payment of all accounts (as defined in the Uniform Commercial Code) to make payments directly to the Bank and to perform all acts the Borrower could take to collect such accounts; and (ix) do all other acts and things necessary or advisable, to carry out and enforce this Agreement, the other Loan Documents and/or the Obligations. All acts done under the foregoing authorization are hereby ratified and approved by each Borrower and neither Bank nor any designee or agent thereof shall be liable for any acts of commission or omission for any error of judgment or for any mistake of fact or law except for Bank's gross negligence or willful misconduct. This power of attorney, being coupled with an interest, is irrevocable.
9.4 Cumulative Nature of Remedies.
(a) The rights and remedies of the Bank set forth in this Section 9 or any similar rights and remedies set forth in the Loan Documents to declare all or any portion of any Loans due the Bank to be immediately due and payable, and to treat all or any of the Loan Documents as being in default, are in addition to and not in derogation of the Bank's right under any demand note or demand instrument constituting one of the Loan Documents to demand payment at any time without default hereunder or thereunder and thereafter to exercise any of the Bank's other rights and remedies.
(b) The Borrower agrees that no delay or failure on the part of the Bank in exercising any power, privilege, remedy, option or right hereunder shall operate as a waiver thereof or of any other power, privilege, remedy or right; nor shall any single or partial exercise of any power, privilege, remedy, option or right hereunder preclude any other or future exercise thereof or the exercise of any other power, privilege, remedy, option or right. The rights and remedies expressed herein are cumulative, and may be enforced successively, alternately, or concurrently and are not exclusive of any rights or remedies which the Bank may or would otherwise have under the provisions of all applicable laws, under the provisions of any other Loan Documents or otherwise.
9.5 Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable matter, each Borrower acknowledges and agrees that it is not commercially unreasonable for the Bank to: (a) fail to incur expenses reasonably deemed significant by the Bank to prepare Collateral for disposition; (b) fail to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (c) fail to remove liens or encumbrances on or any adverse claims against Collateral; (d) exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) advertise dispositions of Collateral through publications or media of general circulations, whether or not the Collateral is of a specialized nature; (f) contact other persons, whether or not in the same business as any Borrower, for expressions of interest in acquiring all or any portion of the Collateral; (g) hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (h) dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) dispose of assets in wholesale rather than retail markets; (j) to disclaim disposition warranties;

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(k) purchase insurance or credit enhancements to insure the Bank against risks of loss, collection or disposition of Collateral or to provide to the Bank a guaranteed return from the collection or disposition of Collateral; or (1) the extent deemed appropriate by the Bank to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this paragraph is to provide non-exhaustive indications of what actions or omissions by the Bank would not be commercially unreasonable in the Bank's exercise of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed commercially unreasonable solely on account of not being indicated in this paragraph. Without limitation upon the foregoing, nothing contained in this paragraph shall be construed to grant any rights to any Borrower or to impose any duties on the Bank that would not have been granted or imposed by this Loan Agreement or by applicable law in the absence of this paragraph.
9.6 Waiver of Automatic Stay. In the event that any Borrower becomes a debtor or debtor-in-possession under any provision of the United States Code, Title 11, whether by Borrower's voluntary petition or through the grant of an order for relief on an involuntary petition against any Borrower, such Borrower hereby: (a) unconditionally consents to the entry of an order granting the Bank relief from the so-called automatic stay provisions of 11 U.S.C., Section 362, upon the Bank's motion, complaint, or other pleading pursuant to which the Bank seeks to exercise its rights to foreclose on and liquidate any or all of the Collateral and apply the proceeds thereof in reduction of the Borrower's Obligations; and (b) waives any right such Borrower may have to object to and/or defend against such motion, complaint or other pleading, including, but not limited to any assertion or contention that such Borrower, as a debtor or debtor-in-possession in any case under said Title 11, is able to provide adequate protection against any diminution in the value of Bank's Collateral in such case. Each Borrower acknowledges that the foregoing consent to the Bank's relief from the automatic stay and the waivers of any Borrower's rights to object, and/or defend and/or to offer adequate protection response to any of the Bank's motions, complaints or other pleadings seeking relief from the automatic stay, constitute a material inducement to the Bank in granting the financial accommodations to the Borrowers provided for in this Agreement.
9.7. Bank's Obligations and Duties. Anything herein to the contrary notwithstanding, each Borrower shall remain liable under each contract or agreement to be observed or performed by said Borrower thereunder. The Bank shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or any other Loan Documents or the receipt by the Bank of any payment relating to any of the Collateral, nor shall the Bank be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Bank in respect to the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Bank or to which the Bank may be entitled at any time or times. The Bank's sole duty with respect to the custody, safekeeping, and physical preservation of the Collateral in its possession under §9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Bank deals with similar property for its own account.
9.8 Suretyship Waivers by Borrower. Each Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon, and all other demands and notices of any description (except as specifically provided for herein). With respect to both the Obligations and the Collateral, each Borrower assents to any extension or postponement of the time of payment or any other indulgence, to the substitution, exchange, or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Bank may deem advisable. The Bank shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof. Each Borrower further waives any and all other suretyship defenses.
9.9 Marshalling. The Bank shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Borrower agrees that it will

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not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Bank's rights under this Agreement or under any other Loan Document and to the extent that it lawfully may, each Borrower hereby irrevocably waives the benefits of all such laws.
9.10 Optional Exercise of Remedies. Anything to the contrary contained herein notwithstanding, the Bank shall have no obligation or duty to any Borrower or other Obligor or to any third party to exercise any right or remedy contained herein or in the other Loan Documents, at law or in equity.
10. Lien and Set Off. Each Borrower hereby grants to the Bank a lien, security interest, and a right of set off as security for all of the Obligations, upon and against all deposits, credits, collateral, and property, now or hereafter in the possession, custody, safekeeping, or control of the Bank or any entity under the control of the Bank, or in transit to any of them. At any time, without demand or notice, the Bank may set off the same or any part thereof and apply the same to any liability or obligation of any Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, OR OTHER PROPERTY OF ANY BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVED. The Bank shall not be required to marshal any present or future security for, or guarantees of, the Obligations, or to resort to any such security or guarantee in any particular order and the Borrower waives, to the fullest extent that it lawfully can, (a) any right it might have to require the Bank to pursue any particular remedy before proceeding against them, and (b) any right to the benefit of, or to direct the application of the proceeds of any collateral until the Obligations are paid in full.
11. Miscellaneous.
11.1 Joint and Several Obligations; Certain Waivers.
(a) This Agreement shall be the joint and several obligation of each Borrower and each provision of this Agreement shall apply to each and all jointly and severally and to the property and liabilities of each and all, all of whom hereby waive diligence, demand, presentment for payment, notice of nonpayment, protest and notice of dishonor, and who hereby consent to any extension or delay in the time for payment or enforcement, to renewal of any Loan and to any substitution or release of any collateral, all without notice and without any effect on their liabilities. Any delay on the part of the Bank in exercising any right hereunder or under any other Loan Document which may secure any Loan shall not operate as a waiver of any such right, and any waiver granted for one occasion shall not operate as a waiver on any subsequent occasion. The Bank may revoke any permission or waiver previously granted to any Borrower, such revocation to be effective whether given orally or in writing. The rights and remedies of the Bank shall be cumulative and not in the alternative, and shall include all rights and remedies granted herein, in any other Loan Document and under all applicable laws.
(b) THE BANK AND THE BORROWERS IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE BANK OR THE BORROWERS IN RESPECT OF THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT.
(c) EACH BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION.
11.2 Notices. All notices, requests or demands to or upon a party to this Agreement shall be deemed satisfactorily given or made upon delivery in hand, or delivery by Federal Express or other reputable overnight courier service, or by depositing in the mails postage prepaid, return receipt requested, as follows:
if to Bank, at: 49 Church Street Whitinsville, MA 01588 Attention: Commercial Loan Dept.
if to Borrower, at: 25 Sawyer Passway Fitchburg, MA 01420 Attention:
or to such other addresses as such addressee may have designated in writing to the other party hereto. No other method of giving any notice, request or demand is hereby precluded.
11.3 Expenses; Additional Documents. The Borrowers will pay and shall reimburse the Bank, as an additional part of the unpaid principal balance, all costs, expenses, and reasonable attorney's fees (which may include, without limitation, the allocable cost of the Bank's internal legal counsel) as incurred relating to or arising out of the preparation, administration, amendment, waiver, modification, protection, collection and/or other enforcement of this Agreement, or any other Loan Document, or of any Collateral or security interest, now or hereafter granted, to secure the Loans or mortgage, security interest or lien granted hereunder or under any other Loan Document (including, without

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limitation, counsels' fees). The Borrowers will permit the Bank or its agents to enter its property, appraise assets now or hereafter constituting Collateral for the Obligations, audit the Borrowers' books and records from time to time and the Borrowers shall reimburse the Bank upon demand for the costs thereof. The Borrowers will, from time to time, at their expense, execute and deliver to the Bank all such other and further instruments and documents and take or cause to be taken all such other and future action as the Bank shall request in order to correct, effect and confirm or vest more securely all rights contemplated by this Agreement or any other Loan Document.
11.4 Schedules A, B, C, and D. Schedules A, B, C, and D, which are attached hereto are and shall constitute a part of this Agreement.
11.5 Massachusetts Law; Consent to Jurisdiction. This Agreement and the other Loan Documents shall take effect as sealed instruments and such Loan Documents and the rights and obligations of the parties hereunder and thereunder shall be construed and interpreted in accordance with the laws of Massachusetts. Each Borrower agrees that the execution of this Agreement and the other Loan Documents and the performance of the Borrowers' obligations hereunder and thereunder shall be deemed to have a Massachusetts situs and the Borrowers shall be subject to the personal jurisdiction of the courts of the Commonwealth of Massachusetts with respect to any action the Bank or its successors or assigns may commence hereunder or thereunder. Accordingly, each Borrower hereby specifically and irrevocably consent to the jurisdiction of the courts of the Commonwealth of Massachusetts with respect to all matters concerning this Agreement, the other Loan Documents, the Notes or the enforcement of any of the foregoing.
11.6 Survival of Agreements. All representations, warranties, covenants and agreements herein contained or made in writing in connection with this Agreement shall survive the execution and delivery of the Loan Documents and shall continue in full force and effect until all amounts payable on account of all Loans, the Loan Documents and this Agreement shall have been indefeasibly paid in full and this Agreement has been terminated.
11.7 Integration; Severability; Successors. This Agreement is the final, complete and exclusive statement of the terms governing this Agreement. If any provision of this Agreement shall to any extent be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Agreement shall not be affected. The provisions of this Agreement shall bind the heirs, executors, administrators, assigns and successors of each and every Borrower and shall inure to the benefit of Bank, its successors and assigns.
11.8 Determinations as to Compliance. All documents and assurances of any type related to the fulfillment of any condition or compliance with any provision hereof or of any other Loan Document and all other matters related to the Loans are subject to the prior approval and satisfaction of the Bank, its counsel and other consultants.
11.9 Termination of this Agreement; Recapture Claim.
(a) Other than those Obligations which by the terms of this Agreement or any other Loan Document are to survive any such termination, this Agreement shall terminate upon the written agreement of the parties hereto to the termination of any privilege of the Borrowers to take advances under the Line of Credit and full, final and indefeasible payment of all amounts with respect to all Loans or otherwise due hereunder and under the other Loan Documents.
(b) Notwithstanding any other provision of this Agreement or of any other Loan Document, if after receipt of any payment of all or any part of the Obligations, the Bank, for any reason, including the settlement of any claim, surrenders such payment to any person or entity because such payment is determined or claimed to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason (any such claim herein a "Recapture Claim"), this Agreement and the other Loan Documents shall continue in full force and the Borrowers shall be liable to, and, to the fullest extent permitted by law, shall indemnify and hold the Bank harmless for, the amount of such payment so surrendered until the Bank shall have been finally and indefeasibly paid in full. For all purposes of this Agreement and the other Loan Documents, for so long as the payment of any Obligation may be subject to any potential Recapture Claim, during the pendency of any actual Recapture Claim and upon the surrender of any such payment, the Bank's rights and remedies shall be the same as if the payment subject to any such Recapture Claim had never been made. As used in this Agreement and the other Loan Documents, the term "indefeasible" and its derivatives shall mean and imply that the payment or performance of the Obligation referred to shall no longer be subject to any actual or potential Recapture Claim. The foregoing shall be and remain effective notwithstanding any contrary action which may have been taken by the Bank in reliance upon such payment or performance, including without limitation any release or discharge of any Collateral, and any such contrary action so taken shall be without prejudice to the Bank's rights under this Agreement and the other Loan Documents and shall be deemed to have been conditioned upon such payment or performance having become final and indefeasible.

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11.10. Payment and Payment Dates.
(a) All payments owing by the Borrowers to the Bank under any Loan Document shall be made in lawful money of the United States in immediately available funds.
(b) Dates upon which payments are to be made by the Borrowers to the Bank under the Loan Documents shall be adjusted using the "Modified Following Business Day Convention" as hereafter defined. "Modified Following Business Day Convention" shall mean the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day. The following terms, when used in conjunction with the term, "Modified Following Business Day Convention", and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day.
11.11 Bank's Right to Pledge or Participate Loan.
(a) The Bank may at any time pledge all or any portion of its rights under the Loan Documents including any portion of any note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.
(b) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to any Borrower to grant to one or more institutions or other persons (each a "Participant") participating interests in the Bank's obligations to lend hereunder and/or any or all of the loans to any Borrower held by the Bank. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to any Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrowers shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrowers in its possession from time to time to any prospective assignees and Participants, provided that the Bank shall require any such prospective assignee or Participant to maintain the confidentiality of such information.
(c) The Bank shall have the unrestricted right at any time or from time to time, and without any Borrower's consent, to sell, assign, endorse, or transfer all or any portion of its rights and obligations hereunder to one or more lenders or other entities (each an "Assignee") and, the Borrowers agree that they shall execute, or cause to be executed such documents including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Bank deems necessary to effect the foregoing. In addition, at the request of the Bank or any such Assignee, any Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Bank has retained any of its rights and obligations hereunder following such assignment, to the Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the note held by the Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments, and any other documentation required by the Bank in connection with such assignment, and the payment by such Assignee of the purchase price agreed to by the Bank and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Bank hereunder (and under any and all other guaranties, documents, instruments, and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and the Bank shall be released from its obligation hereunder and thereunder to a corresponding extent.
11.12 Replacement Notes and Security Documents. Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction or mutilation, of any Note or any other Loan Document which is not of public record, and in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other Loan Document, the Borrowers will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.
11.13 Right To Transfer Collateral. At any time after the occurrence of an Event of Default, the Bank may transfer Collateral into its name or that is its nominee and may receive the income and any distributions thereon and hold the same as collateral for the Obligations, or apply the same to any defaulted Obligation whether or not a Default or an Event of Default has occurred.
11.14 Capital Adequacy. If, after the date hereof, the Bank reasonably detem1ines that (i) the adoption or change in any law, rule, regulation, or guideline regarding capital requirements for banks or bank holding companies, or any

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change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Bank or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitments hereunder to a level below that which such Bank or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration the Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. Following receipt of such notice, the Borrower agrees to pay such Bank on demand the amount of such reduction of return of capital as when such reduction is determined, payable within ninety (90) days after presentation by such Bank of a statement in the amount and setting forth in reasonable detail such Bank's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Bank may use any reasonable averaging and attribution methods. "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.
11.15 Cross-Default; Cross-Collateralization. The definition of Obligations set forth in this Agreement and any of the Loan Documents is intended to capture all obligations and debts of the Borrower owing to the Bank. This includes any agreements (as hereinafter defined), letters or credit, and any other existing or future loans. All Obligations of the Borrower owing to the Bank are cross-collateralized and cross-defaulted with all Obligations outstanding.
11.16 SWAP Agreements. In the event the Borrower shall at any time enter into any interest rate protection agreement with the Bank with respect to any Note (the "SWAP Agreement"), the following provisions shall apply: (i) as additional security for the Obligations, the economic benefits of the SWAP Agreement are hereby collaterally assigned to the Bank; (ii) all costs, expenses, and indemnity obligations that may be incurred by the Bank as a result of the Borrower's default, or termination of, the SWAP Agreement shall be subject to immediate reimbursement by the Borrower and are secured by all Collateral; and (iii) the Borrower shall cause any title insurer, if any, insuring the lien of any mortgage, if any, granted to the Bank by the Borrower to include all amounts payable by the Borrower pursuant to all Notes and all SWAP Agreements. All costs, expenses, and obligations of the Borrower under the SWAP Agreement and under the foregoing provisions are among the Obligations (as defined herein). Notwithstanding any of the foregoing to the contrary, the Bank shall not be deemed to have assumed any of the obligations or duties of the Borrower under the SWAP Agreement. Subject to the provisions related to early termination that appear in the SWAP Agreement, the Swap shall be deemed terminated in the event the Borrower elects to prepay the Loan, unless there is a written agreement with the Bank to continue the Swap to its stated maturity.
12. MULTIPLE BORROWER PROVISIONS.
12.1 Relationship Among The Borrowers. The Borrowers hereby jointly and severally represent and warrant to the Bank that: (a) the respective businesses of the Borrowers are mutually interdependent; (b) each Borrower provides financial, management and other services and benefits to and for the other Borrower; (c) as a result, the Borrowers rely on each other through inter-company borrowing and the exchange of information and services and the effective continuance of the business of the Borrowers is dependent on the continuance in business and success of each other; (d) the financial success of each Borrower will directly and substantially benefit each of the other Borrowers and the consummation of the transactions contemplated under this Agreement will be to the mutual benefit of all Borrowers; (e) the respective Boards of Directors, General partners, or Managers of each of the Borrowers have determined that the execution, delivery, and performance of this Agreement, the Bank Loan Documents, the Borrower Documents, and the Related Documents are necessary and convenient to the conduct, promotion, and attainment of the respective businesses of all Borrowers; and (f) the shareholders, partners, or members of the Borrowers have unanimously approved and ratified the consummation by all Borrowers of the transactions contemplated in this Agreement.
12.2 Joint and Several Nature of Covenants and Representations. All covenants, Obligations, representations and warranties of any or all Borrowers to the Bank are the joint and several covenants, Obligations, representations and warranties of each of the Borrowers whether or not so specified as such herein.
12.3 Reliance by Bank. Any certificate, instruction, instrument or request executed or made by any Borrower to the Bank including without limitation any request for advances or instructions authorization to disburse proceeds of the Loans may be relied upon by the Bank and shall be binding upon all Borrowers to the same extent as if they had each separately executed or made it and the Bank may consider and rely on the requests, representations, statement

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and covenants contained in such certificate, instruction, instrument or request as the representations, statements, and covenants of all Borrowers even though executed by less than all Borrowers.
12.4 Separate Dealing with Borrowers. Each of the Borrowers understands and agrees that with or without notice to anyone or more Borrower, the Bank may in its sole discretion without waiving or losing any rights or remedies hereunder or under any other Loan Document, (a) make one or more additional secured loans or otherwise extend additional credit with respect to anyone or more Borrowers; (b) with respect to anyone or more Borrowers alter, compromise, renew, extend, accelerate, or otherwise change one or more times, the time for payment or other terms of any indebtedness or credit facilities; (c) exchange, enforce, waive, subordinate, fail and/or decide not to perfect or release any security, with or without the substitution of new collateral; (d) release, substitute, agree not to sue or deal with anyone or more Borrowers or any Borrowers' sureties or endorsers on any terms or in any manner the Bank may choose; (e) determine how, when and what application of payments and credits shall be made in any indebtedness or credit facilities; (f) apply such security and direct the order or manner of sale of any Collateral, as the Bank may in its discretion determine; (h) exercise or refrain from exercising any rights against any Borrower or others, or otherwise act or refrain from acting; and/or (i) settle or compromise any indebtedness or liabilities or obligations of any Borrower.
12.5 Reliance on Documents or Certificates Signed by One Borrower. Any certificate, instruction or instrument executed by any Borrower relating to the Loans which is delivered to the Bank including without limitation any request for advances shall be binding upon all Borrowers to the same extent as if they had each separately executed it, and the Bank may consider and rely on the representations, statements, and covenants contained in such certificate, instruction, or instrument as the representation, statements and covenants of all Borrowers even though executed by less than all Borrowers.

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Exhibit 10.51

COMMERCIAL REVOLVING LINE OF CREDIT
PROMISSORY NOTE
$4,000,000.00                                 Worcester, Massachusetts
March 29, 2013

FOR VALUE RECEIVED, Arrhythmia Research Technology, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware having a principal place of business at 25 Sawyer Passway, Fitchburg, Massachusetts 01420 (the “Borrower”) promises to pay to the order of UniBank for Savings (with its successors, assigns and any future holder or holders of this Note being the “Lender”) at its offices at 49 Church Street, Whitinsville, Massachusetts 01588 or at such other place as the Lender may from time to time designate in writing, the principal sum of Four Million and 00/100 Dollars ($4,000,000.00), or the aggregate unpaid principal amount of all advances made by the Lender to the Borrower under terms hereinafter set forth, whichever is less, in lawful money of the United States, to pay interest on each advance at a variable per annum rate equal to the Prime Rate (as defined below) plus one quarter of one percent (0.25%) (the “Interest Rate”), unless the Default Rate is in effect in which event the Interest Rate shall be the Default Rate. All advances shall be due and payable as set forth herein, but if not sooner paid, this Note and all amounts due hereunder shall be due and payable on June 30, 2015 (said date as the same may be extended from time to time in the Lender's discretion, being the “Termination Date”), without notice or demand. All privileges of the Borrower to request advances hereunder, if not sooner terminated, shall terminate on the Termination Date. All payments made hereunder shall be made in immediately available funds. This Note evidences the Borrower's indebtedness to the Lender under a Line of Credit Loan made by the Lender to Borrower (the “Line of Credit”). Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

This Note has been executed and delivered subject to the following additional terms and conditions:

1. Definitions. For purposes of this Note, the following terms shall have the following meanings:

1.1 “Availability Letter” means the Availability Letter Agreement between the Lender and the Borrower of even date herewith as the same may be amended from time to time.

1.2 “Banking Day” means any day other than a Saturday or Sunday, or other day on which commercial banks in the Commonwealth of Massachusetts are authorized or required to close under the laws of the Commonwealth of Massachusetts.

1.3 “Default” means the occurrence of an Event of Default or the occurrence of any event, which with the giving of notice or the passage of time, or both would constitute an Event of Default.

1.4 “Event of Default” has the meaning given to it in Section 10 hereof and the Loan Agreement and includes but is not limited to a failure by the Borrower to comply with any term or condition of this Note or any other Loan Document.

1.5 “Governing State” means the Commonwealth of Massachusetts.

1.6 “Loan Agreement” means the Loan and Security Agreement between the Lender and the Borrower dated of even date herewith, as same may be amended from time to time.

1.7 “Loan Documents” has the meaning given to it in the Loan Agreement and includes without limitation this Note and any and all agreements, instruments, documents, security agreements, mortgages, financing statements, and supplements thereto and relating to the loan evidenced by this

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Note (the “Loan”), or entered into between the Borrower in favor of, or with, the Lender, at any time, for any purpose, all as amended, renewed or extended from time to time.

1.8 “Obligations” mean all liabilities, indebtedness, obligations, advances, covenants and loans now or hereafter due or owing by or from any Borrower (including without limitation any obligation as a guarantor) to the Lender of whatever kind, description or nature, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether or not currently contemplated at the time of this Note, whether now existing, or hereafter arising or created, whether such obligations be direct or indirect, absolute or contingent, primary or secondary, secured or unsecured, or due or to become due, including, without limitation, all liabilities and obligations under the Notes and other Loan Documents, and all indemnity and reimbursement obligations of any Borrower, actual or contingent, in respect of letters of credit or banker's acceptances issued by the Lender for the account of or guaranteed by any Borrower, all obligations of any partnership of joint venture as to which any Borrower is or may become liable and any so called SWAP contracts entered into by or given by any Borrower to the Lender, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, any and all obligations arising under any foreign exchange contracts, interest rate cap, floor or hedging agreements, or similar agreements, all obligations of any Borrower to the Lender arising out of or in connection with any Automated Clearing House (“ACH”) Agreements relating to the processing of ACH transactions, all obligations of any Borrower to the Lender to repay overdrafts whether or not such obligations are related to the transactions described in the Notes and other Loan Documents, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money. The term “Obligations” shall also include without limitation all accrued interest and all costs and expenses, including attorney's fees, costs and expenses relating to the appraisal and/or valuation of assets and all costs and expenses incurred or paid by the Lender in exercising, preserving, defending, collecting, administering, enforcing or protecting any of its rights under the Obligations or hereunder or with respect to the Collateral or in any litigation arising out of the transactions evidenced by the Obligations. The term “Obligations” shall be construed in its broadest and most comprehensive sense.

1.9 “Open Credits” mean the face amount of all letters of credit or bankers acceptances issued by the Lender for the account of any Borrower or guaranteed by any Borrower.

1.10 “Prime Rate” means the highest per annum rate of interest published by the Wall Street Journal from time to time as the Prime Rate. In the event that the reference rate of interest currently referred to in the Wall Street Journal as the “Prime Rate” shall no longer exist or no longer referred to as the “Prime Rate”, then such term shall be deemed to refer to the comparable fluctuating reference rate of interest adopted or used in lieu thereof by the Lender or any such future holder, whether such rate be referred as to the “prime rate”, “base rate” or otherwise.

2. Advances, Notice Of Borrowing.

2.1 When the Borrower desires to borrow hereunder, it shall give the Lender notice specifying the date of the proposed borrowing (which shall be a Banking Day) and the amount to be borrowed. Unless a Default or Event of Default occurs, the Borrower may borrow, repay and reborrow under this Note; provided, however, that: (i) at no time shall the outstanding principal balance of this Note exceed an amount equal to the face amount of this Note minus the aggregate amount of all Open Credits or such lesser amount set forth in Availability Letter (the “Maximum Availability”); (ii) at no time shall advances be requested which would cause the outstanding principal balance of this Note to exceed the Maximum Availability; (iii) all outstanding principal plus accrued and unpaid interest shall be paid in full on the Termination Date; and (iv) the Borrower's privilege to request or take

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advances shall terminate on the Termination Date and may be earlier terminated at the Lender's option upon or after the occurrence of a Default or an Event of Default.

2.2 Intentionally omitted

2.3 The making of any advances by the Lender to the Borrower under the Line of Credit in excess of the Maximum Availability is for the Borrower's benefit and does not in any way effect the unconditional obligation of the Borrower to repay such advances under the terms of this Note and the other applicable Loan Documents. Without limiting any other rights available to the Lender under the Loan Documents, the Borrower agrees to pay to the Lender upon DEMAND (whether or not an Event of Default exists) the principal balance of the Line of Credit outstanding in excess of the Maximum Availability together with all accrued and unpaid interest.

3. Interest Rate/Payments.

3.1. Interest Rate, Payment of Interest. So long as no Event of Default has occurred and subject to the terms hereof, each advance hereunder shall bear interest at the interest rate called for and calculated pursuant to the terms of this Note. Interest shall be payable monthly beginning one month from the date of this Note, and continuing thereafter on the same day or last day, whichever shall first occur, of each succeeding month.

3.2. Accounts; Records. The Lender is authorized (but not required) to charge principal and interest and all other amounts due under this Note to any account of any Borrower with the Lender when and as it becomes due. All advances made by the Lender to the Borrower shall be evidenced by an appropriate notation on the books and records of the Lender, which records shall reflect each repayment on account of the principal thereof, and the amount of interest paid; and the Borrower authorizes the Lender to maintain such records or make such notations and agrees that the amount shown on the books and records of the Lender, as outstanding from time to time shall constitute the amount owing to the Lender pursuant to this Note, absent manifest error; provided, however, that the failure by the Lender to make any such notation with respect to any advance or payment shall not limit or otherwise affect the obligations of the Borrower hereunder.

3.3 Additional Payments. If the Lender in its reasonable judgment determines that the effect of an applicable law or government regulation, guideline or order or the interpretation thereof by any governmental authority charged with the administration thereof (such as, for example, a change in official reserve requirements which the Lender is required to maintain in respect of loans or deposits or other funds procured for funding such loans) is to increase the cost to the Lender of making or continuing a Loan hereunder or to reduce the amount of any payment of principal or interest receivable by the Lender thereon, then the Borrower shall pay to the Lender on demand such additional amounts as the Lender may determine in its sole and absolute discretion, to be required to compensate the Lender for such additional costs or reduction. Any additional payment under this section will be computed from the effective date at which such additional costs have to be borne by the Lender. A certificate as to any additional amounts payable pursuant to this section setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Lender set forth therein if made reasonably and in good faith. The Borrower shall pay any and all amounts so certified to it by the Lender within ten (10) days of receipt of such certificate.

4. 360 Day Year / Default Rate. All computations of interest under this Note shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. To the extent allowed by applicable law, after the occurrence of any Event of Default, after the Termination Date or after judgment

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has been rendered on this Note, all outstanding principal and unpaid interest shall bear, until paid, interest at a rate per annum equal to four (4.000) percentage points greater than the Interest Rate called for and calculated pursuant to the terms of this Note (the “Default Rate”).

5. Late Charge. If a regularly scheduled payment is fifteen (15) days or more late, Borrower will be charged five percent (5.00%) of the unpaid portion of the regularly scheduled payment or twenty five dollars ($25.00), whichever is greater. If the Lender demands payment of the Loan and the Borrower does not pay the Loan within fifteen (15) days after the Lender's demand, the Borrower will be charged either five percent (5.00%) of the unpaid principal plus accrued unpaid interest or twenty five dollars ($25.00), whichever is greater.

6. Expenses. The Borrower further promises to pay to the Lender, as incurred, and as an additional part of the unpaid principal balance, all costs, expenses and reasonable attorneys' fees incurred: (a) in the protection, modification, collection, defense or enforcement of all or part of this Note or any guaranty hereof or any other Loan Document; (b) in the foreclosure or enforcement of any mortgage or security interest which may now or hereafter secure either the debt hereunder or any guaranty thereof; (c) with respect to any action taken to protect, defend, modify or sustain the lien of any such mortgage or security agreement; (d) with respect to any litigation or controversy arising from or connected with this Note or any mortgage or security agreement or collateral which may now or hereafter secure this Note; or (e) with respect to any act to protect defend, modify, enforce or release any of its rights or remedies with regard to, or otherwise effect collection of, any collateral which may now or in the future secure this Note or with regard to or against the Borrower or any endorser, guarantor or surety of this Note.

7. Prepayment. The Borrower may prepay this Note in whole or in part, at any time, without penalty or premium.

8. Mandatory Prepayment / Application of Payments.

8.1. The Borrower shall be required to prepay ON DEMAND all advances made under this Note to the extent the aggregate of all such advances exceeds the amounts permitted hereunder. In addition the Borrower shall pay, if applicable, charges incurred pursuant to the terms hereof.

8.2. All payments, including any prepayments shall, at the option of the Lender, be applied first to interest on the unpaid principal of all advances due under this Note, and then to the payment of all fees, costs, and expenses incurred by the Lender or owing to the Lender by the Borrower arising out of the loan transaction evidenced by this Note which have not been paid or reimbursed to the Lender, and then to the balance on account of the principal due under this Note.

Prepayments of principal (whether voluntary or involuntary) shall be applied to unpaid principal installments under this Note in inverse order of their maturity and shall not affect the obligation to pay regular installments due hereunder until the entire indebtedness is paid in full.

9. Loan Agreement. This Note has been executed and delivered in accordance with the Loan Agreement which sets forth further terms and conditions upon which the entire unpaid principal hereof and all interest hereon may become due and payable prior to the Termination Date, and generally as to further rights of the Lender and duties of the Borrower with respect hereto. Capitalized terms not defined herein which are defined terms in the Loan Agreement shall have the meanings set forth therein. No reference to the Loan Agreement or other Loan Documents or to any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay principal or interest or other amounts owing under this Note.

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10. Default.

10.1.    The happening of any of the following events or conditions shall constitute an “Event of Default” under this Note:

10.1.1. Failure to make any payment of principal or interest or any sum due under this Note or any other promissory note or instrument made by the Borrower in favor of the Lender; or

10.1.2. Failure by the Borrower to observe or perform any covenant contained herein; or

10.1.3 The occurrence of an Event of Default (as defined in the Loan Agreement) in any other Loan Document including, without limitation, the Loan Agreement.

10.2. Upon and after the occurrence of a Default or an Event of Default, the availability of advances hereunder shall, at the option of the Lender, be deemed to be automatically terminated. Upon and after an Event of Default, at the option of the Lender, the whole of the indebtedness evidenced by this Note, including principal and interest, and all other amounts which may be or become due or owing by the Borrower to the Lender shall, at the option of the Lender, immediately become due and payable without presentment, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower.

11. Waivers, Consent to Jurisdiction. The Borrower agrees that no delay or failure on the part of the Lender in exercising any power, privilege, remedy, option or right hereunder shall operate as a waiver thereof or of any other power, privilege, remedy or right; nor shall any single or partial exercise of any power, privilege, remedy, option or right hereunder preclude any other or future exercise thereof or the exercise of any other power, privilege, remedy, option or right. The rights and remedies expressed herein are cumulative, and may be enforced successively, alternately, or concurrently and are not exclusive of any rights or remedies which holder may or would otherwise have under the provisions of all applicable laws, and under the provisions of all agreements between the Borrower and the Lender.

The Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. The Borrower hereby assents to any extension or postponement of the time of payment or any other indulgence, to the addition or release of any party or person primarily or secondarily liable, and to the addition, release and/or substitution of all or any portion of any collateral now or hereafter securing this Note.

Borrower hereby waives such rights as it may have to notice and/or hearing under any applicable federal or state laws pertaining to the exercise by Lender of such rights as the Lender may have regarding the right to seek prejudgment remedies and/or deprive Borrower of or affect the use of or possession or enjoyment of Borrowers' property prior to the rendition of a final judgment against the Borrower. The Borrower further waives any right it may have to require Lender to provide a bond or other security as a precondition to or in connection with any prejudgment remedy sought by Lender, and waives any objection to the issuance of such prejudgment remedy based on any offsets, claims, defenses or counterclaims to any action brought by the Lender.

BORROWER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED

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HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN AND ACCEPT THIS NOTE.

Borrower hereby agrees that the following courts: State Court - Any state or local court of the Governing State; Federal Court - United States District Court for the District of the Governing State; or at the option of Lender, any court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have exclusive jurisdiction to hear and determine any claims or disputes between Borrower and Lender pertaining directly or indirectly to this Note or to any matter arising in connection with this Note. Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made by registered or certified mail addressed to Borrower at the address set forth herein. Should Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing thereof, it shall be deemed in default and an order and/or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Note to enforce the same in any appropriate jurisdiction.

This Note shall be governed by and construed in accordance with the laws of the Governing State.

12. Maximum Permissible Interest Rate. The Borrower shall not be obligated to pay and the Lender shall not collect interest at a rate higher than the maximum permitted by law or the maximum that will not subject the Lender to any civil or criminal penalties. If, because of the acceleration of maturity the payment of interest in advance or any other reason, the Borrower is required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of this Note as of the date on which such excess payment was made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by the Lender to the Borrower.

13. Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document(s) which is not of public record and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other document(s), the Borrower will issue, in lieu thereof, a replacement Note or other document(s) in the same principal amount thereof and otherwise of like tenor, and the Lender, to the fullest extent permitted by law, will indemnify and hold the Borrower harmless from and against any losses of the Borrower caused thereby.

14. Transfer and Assignment.

14.1.    The Lender may at any time pledge, endorse, assign, or transfer all or any portion of its rights under the Loan Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act. 12 U.S.C. Section

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341. No such pledge or enforcement thereof shall release the Lender from its obligations under any of the Loan Documents.

14.2.    The Lender shall have the unrestricted right at any time or from time to time, and without any Borrower's consent, to sell, assign, endorse, or transfer all or any portion of its rights and obligations hereunder to one or more lenders or other entities (each an “Assignee”), and each Borrower agrees that it shall execute, or cause to be executed such documents including without limitation, amendments to this Note and to any other documents, instruments, and agreements executed in connection herewith as the Lender shall deem necessary to effect the foregoing. In addition, at the request of the Lender or any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Lender has retained any of its rights and obligations hereunder following such assignment, to the Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the note held by the Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments, and any other documentation required by the Lender in connection with such assignment, and the payment by such Assignee of the purchase price agreed to by Lender and such Assignee, such Assignee shall be a party to this Note and shall have all of the rights and obligations of the Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Lender pursuant to the assignment documentation between the Lender and such Assignee, and the Lender shall be released from its obligation hereunder and thereunder to a corresponding extent.

14.3.    The Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower to grant to one or more institutions or other persons (each a “Participant”) participating interests in the Lender's obligations to lend hereunder and/or any or all of the loans held by the Lender hereunder. In the event of any such grant by the Lender of a participating interest to a Participant, whether or not upon notice to the Borrower, the Lender shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Lender in connection with Lender's rights and obligations hereunder. The Lender shall furnish any information concerning the Borrower in its possession from time to time to any prospective assignees and Participants, provided that the Lender shall require any such prospective assignee or Participant to maintain the confidentiality of such information.

15. Setoff. The Borrower hereby grants to the Lender a lien, security interest, and a right of setoff as security for all of the Obligations, upon and against all deposits, credits, collateral, and property of the Borrower, now or hereafter in the possession, custody, safekeeping, or control of the Lender or any entity under the control of the Lender, or in transit to any of them. At any time, without demand or notice, the Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVED. The Lender shall not be required to marshal any present or future security for, or guarantees of, the Obligations or to resort to any such security or guarantee in any particular order and each Borrower waives, to the fullest extent that it lawfully can: (a) any right it might have to require the Lender to pursue any particular remedy before proceeding against them; and (b) any right

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to the benefit of, or to direct the application of the proceeds of any collateral until the Obligations are paid in full.

16. Security. This Note and all other Obligations are secured by all assets of the Borrower whenever arising or created in accordance with the terms of the Loan Agreement and all other documents which create or perfect security interests in assets or properties of the Borrower.

17. Extension of Relevant Dates. In the event that any relevant date upon which a payment is due and payable under this Note or which affects any interest rate option of the Borrower shall fall on a date which is not a Banking Day, then any such relevant date may be extended by the Lender in accordance with the Modified Following Banking Day Convention and interest shall continue to accrue, and the relevant due dates shall also be extended, for the period of that extension at the interest rate or rates then in effect. For purposes hereof, the “Modified Following Banking Day Convention” shall mean the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Banking Day. When used in conjunction with the term, “Modified Following Banking Day Convention”, and a date, such term shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Banking Day so that the date will be the first following day that is a Banking Day.

Notwithstanding anything to the contrary hereinabove contained, if application of the Modified Following Banking Day Convention would cause any payment due under the terms of this Note to be due and payable in a calendar month which differs from the month in which the payment would otherwise have been due, then, at the Lender's option, the Modified Following Banking Day Convention shall not apply and such payment shall be due and payable on the immediately preceding Banking Day.

18. Joint and Several Obligations; Miscellaneous. This Note and all representations and covenants of the Borrower herein shall be the joint and several obligation of the Borrower and each provision of this Note shall apply to each and all jointly and severally and to the property and liabilities of each and all. This Note is the final, complete and exclusive statement of the terms governing this Note. No modification or amendment hereof shall be effective unless the same shall be in writing and signed by the Lender and the Borrower. If any provision of this Note shall to any extent by held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Note shall not be affected. The provisions of this Note shall bind the heirs, executors, administrators, assigns and successors of each and every Borrower and shall inure to the benefit of Lender, its successors and assigns. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

19. Acknowledgment of Borrower. The Borrower acknowledges receipt of a copy of this Note, and attests that each advance is to be used for general commercial purposes and that no part of such proceeds will be used, in whole or in part, for the purpose of purchasing or carrying any “margin stock” as such term is defined in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

20. COMMERCIAL TRANSACTION. BORROWER ACKNOWLEDGES THAT THE ADVANCES EVIDENCED BY THIS NOTE ARE PART OF A COMMERCIAL TRANSACTION.

[This space intentionally left blank; signature page to follow.]

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Exhibit 10.51

This Note has been executed as a sealed instrument on the date first above written.

Arrhythmia Research Technology, Inc.

_____________________________            By:/s/ David A. Garrison

Witness	David A. Garrison,
Its Executive Vice President and
Chief Financial Officer

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COMMERCIAL TERM PROMISSORY NOTE

$1,500,000.00                              Worcester, Massachusetts
March 29, 2013
FOR VALUE RECEIVED Arrhythmia Research Technology, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware having a principal place of business at 25 Sawyer Passway, Fitchburg, Massachusetts 01420 and Micron Products Inc., a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts having a principal place of business at 25 Sawyer Passway, Fitchburg, Massachusetts 01420 (each and collectively, the “Borrower”) jointly and severally promise to pay to the order of UniBank for Savings (with its successors, assigns and any future holder or holders of this Note being the “Lender”) at its offices at 49 Church Street, Whitinsville, Massachusetts 01588 or at such other place as the Lender may from time to time designate in writing, the principal sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) together with interest on the unpaid principal balance thereof at a fixed per annum rate of interest equal to four and one quarter of one percentage points (4.25%) (the “Interest Rate”), unless the Default Rate is in effect, in which event the Interest Rate shall be the Default Rate all in lawful money of the United States and in immediately available funds in the manner set forth below.
Principal and interest shall be due and payable in sixty (60) consecutive monthly installments of which all but the last (the “Final Payment”) shall be in such amount as is necessary to amortize the outstanding principal balance of this Note with interest thereon at the rate applicable from time to time hereunder based upon an assumed direct reduction amortization schedule equal to five (5) years from the date hereof. Each such monthly installment of principal and interest shall be subject to adjustment by the Lender from time to time in order to insure that payments are sufficient to properly amortize the then outstanding principal balance of this Note with interest thereon based upon the applicable assumed amortization schedule and changes in the rate of interest applicable from time to time to the principal balance of this Note. The Lender may adjust any monthly installment upon written notice to the Borrower if a failure to so adjust would result in less than the total amount of all accrued interest due being paid on any Payment Date (as hereafter defined).
The first of said consecutive monthly payments of principal and interest shall be due and payable one month from the date hereof and the remainder of said monthly payments shall be due on the same day or last day, whichever shall first occur, of each succeeding month (each a “Payment Date”). The Final Payment shall be in an amount equal to the then outstanding principal balance of this Note plus all accrued and unpaid interest and all other amounts owing hereunder. The Final Payment, unless sooner paid, shall be due and payable in full five (5) years from the date of this Note (the “Maturity Date”), without notice or demand.
This Note has been executed and delivered subject to the following additional terms and conditions:
1. Definitions. As used in this Note, the following terms shall have the following definitions:
1.1 “Banking Day” means any day other than a Saturday or Sunday, or other day on which commercial banks in the Commonwealth of Massachusetts are authorized or required to close under the laws of the Commonwealth of Massachusetts.
1.2 “Default” means the occurrence of any event, which with the giving of notice or the passage of time, or both would constitute an Event of Default.
1.3 “Event of Default” has the meaning given to it in Section 7 hereof and in the Loan Agreement and includes but is not limited to a failure by the Borrower to comply with any term or condition of this Note or the Loan Agreement or any other Loan Document.
1.4 “Governing State” means the Commonwealth of Massachusetts.

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1.5 “Loan Agreement” means the Loan and Security Agreement between the Lender and the Borrower dated of even date herewith, as the same may be amended from time to time.
1.6 “Loan Documents” mean any and all agreements, instruments, documents, security agreements, mortgages, financing statements, and supplements thereto and relating to the loan evidenced by this Note (the “Loan”), or entered into between the Borrower or any one of them in favor of, or with, the Lender, at any time, for any purpose, all as amended from time to time.
1.7 “Obligations” mean all liabilities, indebtedness, obligations, advances, covenants and loans now or hereafter due or owing by or from any Borrower (including without limitation any obligation as a guarantor) to the Lender of whatever kind, description or nature, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether or not currently contemplated at the time of this Note, whether now existing, or hereafter arising or created, whether such obligations be direct or indirect, absolute or contingent, primary or secondary, secured or unsecured, or due or to become due, including, without limitation, all liabilities and obligations under the Notes and other Loan Documents, and all indemnity and reimbursement obligations of any Borrower, actual or contingent, in respect of letters of credit or banker's acceptances issued by the Lender for the account of or guaranteed by any Borrower, all obligations of any partnership of joint venture as to which any Borrower is or may become liable and any so called SWAP contracts entered into by or given by any Borrower to the Lender, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, any and all obligations arising under any foreign exchange contracts, interest rate cap, floor or hedging agreements, or similar agreements, all obligations of any Borrower to the Lender arising out of or in connection with any Automated Clearing House (“ACH”) Agreements relating to the processing of ACH transactions, all obligations of any Borrower to the Lender to repay overdrafts whether or not such obligations are related to the transactions described in the Notes and other Loan Documents, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money. The term “Obligations” shall also include without limitation all accrued interest and all costs and expenses, including attorney's fees, costs and expenses relating to the appraisal and/or valuation of assets and all costs and expenses incurred or paid by the Lender in exercising, preserving, defending, collecting, administering, enforcing or protecting any of its rights under the Obligations or hereunder or with respect to the Collateral or in any litigation arising out of the transactions evidenced by the Obligations. The term “Obligations” shall be construed in its broadest and most comprehensive sense.
2. Accounts; Records. The Lender is authorized (but not required) to charge principal and interest and all other amounts due under this Note to any account of any Borrower with the Lender when and as it becomes due. All advances made by the Lender to the Borrower shall be evidenced by an appropriate notation on the books and records of the Lender, which records shall reflect each repayment on account of the principal thereof, and the amount of interest paid; and the Borrower authorizes the Lender to maintain such records or make such notations and agrees that the amount shown on the books and records of the Lender, as outstanding from time to time shall constitute the amount owing to the Lender pursuant to this Note, absent manifest error; provided, however, that the failure by the Lender to make any such notation with respect to any advance or payment shall not limit or otherwise affect the obligations of the Borrower hereunder.
3. Default Rate/360 Day Year. All computations of interest under this Note shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. After the occurrence of any Event of Default, all outstanding principal and unpaid interest shall bear, until paid, interest at a rate per annum equal to four (4.00) percentage points greater than that which would otherwise be applicable (the “Default Rate”).
4. Late Charge. If a regularly scheduled payment is fifteen (15) days or more late, the Borrower will be charged five percent (5.00%) of the unpaid portion of the regularly scheduled payment or twenty five dollars ($25.00), whichever is greater. If the Lender demands payment of the Loan, and the Borrower does

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not pay the Loan within fifteen (15) days after the Lender's demand, the Borrower will be charged either five percent (5.00%) of the unpaid principal plus accrued unpaid interest or twenty five dollars ($25.00), whichever is greater.
5. Expenses. The Borrower further promises to pay to the Lender, as incurred, and as an additional part of the unpaid principal balance, all costs, expenses and reasonable attorneys' fees incurred (i) in the protection, modification, collection, defense, or enforcement of all or part of this Note or any guaranty hereof, or (ii) in the foreclosure or enforcement of any mortgage or security interest which may now or hereafter secure either the debt hereunder or any guaranty thereof, or (iii) with respect to any action taken to protect, defend, modify, or sustain the lien of any such mortgage or security agreement, or (iv) with respect to any litigation or controversy arising from or connected with this Note or any mortgage or security agreement or collateral which may now or hereafter secure this Note, or (v) with respect to any act to protect defend, modify, enforce, or release any of its rights or remedies with regard to, or otherwise effect collection of, any collateral which may now or in the future secure this Note or with regard to or against the Borrower or any endorser, guarantor, or surety of this Note.
6. Application of Payments. All payments, including any prepayments, shall, at the option of the Lender, be applied first to interest on the unpaid principal of all advances due under this Note, then to the payment of all fees, costs, and expenses incurred by the Lender or owing to the Lender by the Borrower arising out of the loan transaction evidenced by this Note which have not been paid or reimbursed to the Lender, and then to the balance on account of the principal due under this Note.
Prepayments of principal (whether voluntary or involuntary) shall be applied to unpaid principal installments under this Note in inverse order of their maturity and shall not affect the obligation to pay regular installments due hereunder until the entire indebtedness is paid in full. Amounts repaid by the Borrower may not be reborrowed.
7. Default.
7.1.    The happening of any of the following events or conditions shall constitute an “Event of Default” under this Note:
7.1.1. Failure to make any payment of principal or interest or any sum due under this Note or any other promissory note or instrument made by the Borrower or any one or more of them in favor of the Lender; or
7.1.2. Failure by any Borrower to observe or perform any covenant contained herein; or
7.1.3 The occurrence of an Event of Default (as defined in the Loan Agreement) in any other Loan Document including, without limitation, the Loan Agreement.

7.2.    Upon and after an Event of Default, at the option of the Lender, the whole of the indebtedness evidenced by this Note, both principal and interest, and all other sums which may be or become due under this Note, shall, at the option of the holder of this Note, immediately become due and payable without presentment, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower.

8. Prepayment. In the event the Borrower shall make any payment of principal evidenced by this Note on a date prior to the date scheduled therefore (a “Prepayment” as a result of a refinance with another financial or lending institution or entity, Borrower shall pay to the Bank a fee (the “Prepayment Fee”) as hereinafter provided. The Borrower shall pay such Prepayment Fee upon DEMAND. The Prepayment Fee shall be as follows:

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Exhibit 10.51

Note Year of Prepayment	Prepayment Fee (% of the Prepayment Amount)
3/29/13 through and including 3/29/15	3%
3/30/15 through and including 3/29/17	2%
3/30/17 through and including the Maturity Date	1%

Any prepayment of principal shall be accompanied by payment of all accrued interest to the date of such prepayment. Any prepayments shall be applied first to the payment of the Prepayment Fee, next to the payment of accrued interest to the date of the Prepayment and then to the unpaid principal installments of this Note in the inverse order of their maturity and shall not affect the obligation to pay the regular installments required hereunder, until the entire indebtedness has been paid.

9. Right of Set Off. Each Borrower hereby grants to the Lender a lien, security interest, and a right of setoff as security for all liabilities and obligations to the Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral, and property, now or hereafter in the possession, custody, safekeeping, or control of the Lender or any entity under the control of the Lender, or in transit to any of them. At any time, without demand or notice, the Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, OR OTHER PROPERTY OF EACH BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVED. The Lender shall not be required to marshal any present or future security for, or guarantees of, the Obligations or to resort to any such security or guarantee in any particular order and each Borrower waives, to the fullest extent that it lawfully can, (a) any right they might have to require the Lender to pursue any particular remedy before proceeding against them and (b) any right to the benefit of, or to direct the application of the proceeds of any collateral until the Obligations are paid in full.

    10. Maximum Permissible Interest Rate. The Borrower shall not be obligated to pay and the Lender shall not collect interest at a rate higher than the maximum permitted by law or the maximum that will not subject the Lender to any civil or criminal penalties. If, because of the acceleration of maturity the payment of interest in advance or any other reason, the Borrower is required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of this Note as of the date on which such excess payment was made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by the Lender to the Borrower.

11. Loan Agreement. This Note has been executed and delivered in accordance with the Loan Agreement which sets forth further terms and conditions upon which the entire unpaid principal hereof an all interest hereon may become due and payable prior to the Maturity Date, and generally as to further rights of the Lender and duties of the Borrower with respect hereto. Capitalized terms not defined herein, which are defined terms in the Loan Agreement, shall have the meanings set forth therein. No reference to the Loan Agreement or other Loan Documents or to any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay principal or interest or other amounts owing under this Note.

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12. Pledge to the Federal Reserve. The Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Lender from its obligations under any of the Loan Documents.

13. Right to Assign. The Lender shall have the unrestricted right at any time or from time to time, and without any Borrower's consent, to sell, assign, endorse, or transfer all or any portion of its rights and obligations hereunder to one or more lenders or other entities (each an “Assignee”), and each Borrower agrees that it shall execute, or cause to be executed such documents including without limitation, amendments to this Note and to any other Loan Documents as the Lender shall deem necessary to effect the foregoing. In addition, at the request of the Lender or any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Lender has retained any of its rights and obligations hereunder following such assignment, to the Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by this Note prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments, and any other documentation required by the Lender in connection with such assignment, and the payment by such Assignee of the purchase price agreed to by the Lender and such Assignee, such Assignee shall be a party to this Note and shall have all of the rights and obligations of the Lender hereunder (and under any and all other guaranties, documents, instruments, and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Lender pursuant to the assignment documentation between the Lender and such Assignee, and the Lender shall be released from its obligation hereunder and thereunder to a corresponding extent.

14. Right to Sell Participation. The Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more institutions or other persons (each, a “Participant”) participating interests in the Lender's obligation to lend hereunder and/or any or all of the loans held by the Lender hereunder. In the event of any such grant by the Lender of a participating interest to a Participant whether or not upon notice to the Borrower, the Lender shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations hereunder. The Lender may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants, provided that the Lender shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information.

15. Replacement of Documents. Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement Note or other document in the same principal amount thereof and otherwise of like tenor and the Lender, to the fullest extent permitted by law, will indemnify and hold the Borrower harmless from and against any losses of the Borrower caused thereby.

16. COMMERCIAL TRANSACTION. EACH BORROWER ACKNOWLEDGES THAT THE ADVANCES EVIDENCED BY THIS NOTE ARE PART OF A COMMERCIAL TRANSACTION.

17. Joint and Several Obligations; Miscellaneous. This Note and all representations and covenants of the Borrower herein shall be the joint and several obligation of the Borrower and each provision of this Note shall apply to each and all jointly and severally and to the property and liabilities of each and all. This

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Exhibit 10.51

Note is the final, complete and exclusive statement of the terms governing this Note. No modification or amendment hereof shall be effective unless the same shall be in writing and signed by the Lender and the Borrower. If any provision of this Note shall to any extent be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Note shall not be affected. The provisions of this Note shall bind the heirs, executors, administrators, assigns and successors of each and every Borrower and shall inure to the benefit of Lender, its successors and assigns. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

18. Waivers, Consent to Jurisdiction. Each Borrower agrees that no delay or failure on the part of the Lender in exercising any power, privilege, remedy, option or right hereunder shall operate as a waiver thereof or of any other power, privilege, remedy or right; nor shall any single or partial exercise of any power, privilege, remedy, option or right hereunder preclude any other or future exercise thereof or the exercise of any other power, privilege, remedy, option or right. The rights and remedies expressed herein are cumulative, and may be enforced successively, alternately, or concurrently and are not exclusive of any rights or remedies which holder may or would otherwise have under the provisions of all applicable laws, and under the provisions of the Loan Documents.

Each Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. Each Borrower hereby assents to any extension or postponement of the time of payment or any other indulgence, to the addition or release of any party or person primarily or secondarily liable, and to the addition, release and/or substitution of all or any portion of any collateral now or hereafter securing this Note.

Each Borrower waives any right it may have to require Lender to provide a bond or other security as a precondition to or in connection with any prejudgment remedy sought by Lender, and waives any objection to the issuance of such prejudgment remedy based on any offsets, claims, defenses or counterclaims to any action brought by the Lender.

EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. tHIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN EVIDENCED BY THIs NOTE.

Each Borrower hereby agrees that the following courts: State Court - Any state or local court of the Commonwealth of Massachusetts; Federal Court - United States District Court for the District of the Commonwealth of Massachusetts; or at the option of Lender, any court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have exclusive jurisdiction to hear and determine any claims or disputes between Borrower and Lender pertaining directly or indirectly to this Note or to any matter arising in connection with this Note. Each Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made by registered or certified mail addressed to Borrower at the address set forth herein. Should Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing thereof, it shall be deemed in default and an order and/or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum set

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Exhibit 10.51

forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Note to enforce the same in any appropriate jurisdiction.

19. Extension of Relevant Dates. In the event that any relevant date upon which a payment is due and payable under this Note or which affects any interest rate option of the Borrower shall fall on a date which is not a Banking Day, then any such relevant date may be extended by the Lender in accordance with the Modified Following Banking Day Convention and interest shall continue to accrue, and the relevant due dates shall also be extended, for the period of that extension at the interest rate or rates then in effect. For purposes hereof, the “Modified Following Banking Day Convention” shall mean the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Banking Day. When used in conjunction with the term, “Modified Following Banking Day Convention”, and a date, such term shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Banking Day so that the date will be the first following day that is a Banking Day.

Notwithstanding anything to the contrary hereinabove contained, if application of the Modified Following Banking Day Convention would cause any payment due under the terms of this Note to be due and payable in a calendar month which differs from the month in which the payment would otherwise have been due, then, at the Lender's option, the Modified Following Banking Day Convention shall not apply and such payment shall be due and payable on the immediately preceding Banking Day.

20. Acknowledgment of Borrower. The Borrower acknowledges receipt of a copy of this Note, and attests that each advance is to be used for general commercial purposes and that no part of such proceeds will be used, in whole or in part, for the purpose of purchasing or carrying any “margin stock” as such term is defined in Regulations U and X of the Board of Governors of the Federal Reserve System.

21. Security. This Note and all other Obligations are secured by all assets of each Borrower whenever arising or created in accordance with the terms of the Loan Agreement and other documents which create or perfect security interests in assets or properties of any Borrower.

22. Additional Payments. If the Lender in its reasonable judgment determines that the effect of an applicable law or government regulation, guideline or order or the interpretation thereof by any governmental authority charged with the administration thereof (such as, for example, a change in official reserve requirements which the Lender is required to maintain in respect of loans or deposits or other funds procured for funding such loans) is to increase the cost to the Lender of making or continuing a Loan hereunder or to reduce the amount of any payment of principal or interest receivable by the Lender thereon, then the Borrower shall pay to the Lender on demand such additional amounts as the Lender may determine in its sole and absolute discretion, to be required to compensate the Lender for such additional costs or reduction. Any additional payment under this section will be computed from the effective date at which such additional costs have to be borne by the Lender. A certificate as to any additional amounts payable pursuant to this section setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Lender set forth therein if made reasonably and in good faith. The Borrower shall pay any and all amounts so certified to it by the Lender within ten (10) days of receipt of such certificate.

[This space intentionally left blank; signature page to follow.]

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Exhibit 10.51

This Note has been executed as a sealed instrument on the date first above written.

Arrhythmia Research Technology, Inc.

_____________________________            By: /s/ David A. Garrison

Witness	David A. Garrison,
Its Executive Vice President and
Chief Financial Officer
Duly Authorized

Micron Products Inc.
_____________________________            By: /s/ David A. Garrison

Witness	David A. Garrison,
Its Chief Financial Officer
Duly Authorized

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Exhibit 10.51

COMMERCIAL EQUIPMENT LINE OF CREDIT
PROMISSORY NOTE

$1,000,000.00                                 Worcester, Massachusetts
March 29, 2013

FOR VALUE RECEIVED Arrhythmia Research Technology, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware having a principal place of business at 25 Sawyer Passway, Fitchburg, Massachusetts 01420 and Micron Products Inc., a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts having a principal place of business at 25 Sawyer Passway, Fitchburg, Massachusetts 01420 (each and collectively, the “Borrower”) jointly and severally promise to pay to the order of UniBank for Savings (with its successors, assigns and any future holder or holders of this Note being the “Lender”) at its offices at 49 Church Street, Whitinsville, Massachusetts 01588 or at such other place as the Lender may from time to time designate in writing, the principal sum of One Million and 00/100 Dollars ($1,000,000.00), or the aggregate unpaid principal amount of all advances made by the Lender to the Borrower under terms hereinafter set forth, whichever is less, in lawful money of the United States, to pay interest on each advance at a variable per annum rate equal to the Interest Rate (as hereafter defined), unless the Default Rate is in effect in which event the Interest Rate shall be the Default Rate. All advances shall be due and payable as set forth herein, but if not sooner paid, this Note and all amounts due hereunder shall be due and payable on March 29, 2019 (said date as the same may be extended from time to time in the Lender's discretion, being the “Maturity Date”), without notice or demand.
This Note evidences the Borrower's indebtedness under the Equipment Line of Credit made by the Bank to the Borrower of even date herewith as defined in the Loan and Security Agreement among the Borrower and the Bank, dated of even date herewith (as the same may be amended or modified from time to time, the “Loan Agreement”), incorporated herein by reference (the “Equipment Line of Credit”).
Subject to the terms and conditions set forth herein and in the Loan Agreement, the Borrower may request advances and borrow funds under the Equipment Line of Credit during the period from the date hereof until the earlier of: (i) March 29, 2014 or (ii) the date upon which the amount of all advances under this Note are equal to the face amount of this Note (such date as it may be extended in writing from time to time, in the Bank's sole discretion, being referred to herein as the “Conversion Date”). The Borrower's privilege to request advances and borrow funds under the Equipment Line of Credit shall terminate on the Conversion Date or, at the Bank's option, an earlier Default or Event of Default. The aggregate amount of all advances advanced under the Equipment Line of Credit shall not exceed $1,000,000.00. Advances which are repaid may not be reborrowed. Should the amount of said advances at any time exceed the maximum amount permitted herein, the Borrower shall be obligated to immediately pay to the Bank the amount of such excess together with accrued and unpaid interest.
Interest on the outstanding principal of all advances hereunder shall be due and payable commencing one month from the date hereof and continuing monthly thereafter on the same day or last day, whichever shall first occur, of each succeeding month (each a “Payment Date”) until the Conversion Date.
Commencing with the first Payment Date after the Conversion Date, principal and interest shall be due and payable in consecutive monthly installments the number of which shall be equal to the number of months remaining between the Conversion Date and the Maturity Date and of which all but the last (the “Final Payment”) shall be in such amount as is necessary to amortize the outstanding principal balance of this Note with interest thereon at the rate applicable from time to time hereunder based upon an assumed direct reduction amortization schedule equal to six (6) years from the date of this Note. Each such monthly installment of principal and interest shall be subject to adjustment by the Lender from time to time in order to insure that payments are sufficient to properly amortize the then outstanding principal balance of this Note

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with interest thereon based upon the applicable assumed amortization schedule and changes in the rate of interest applicable from time to time to the principal balance of this Note. The Lender may adjust any monthly installment upon written notice to the Borrower if a failure to so adjust would result in less than the total amount of all accrued interest due being paid on any Payment Date (as hereafter defined).
The first of said consecutive monthly payments of principal and interest shall be due and payable on the first Payment Date after the Conversion Date and the remainder of said monthly payments shall be due on the same day or last day, whichever shall first occur, of each succeeding month thereafter (each a “Payment Date”). The Final Payment shall be in an amount equal to the then outstanding principal balance of this Note plus all accrued and unpaid interest and all other amounts owing hereunder. The Final Payment, unless sooner paid, shall be due and payable on the Maturity Date, without notice or demand.
This Note has been executed and delivered subject to the following additional terms and conditions:
1. Definitions. For purposes of this Note, the following terms shall have the following meanings:
1.1 “Banking Day” means any day other than a Saturday or Sunday, or other day on which commercial banks in the Commonwealth of Massachusetts are authorized or required to close under the laws of the Commonwealth of Massachusetts.
1.2 “Base Rate” means the Federal Home Loan Bank of Boston Five Year Rate of interest, as disclosed on the rate sheet provided to Lender. In the event that such rate of interest currently referred to shall no longer exist or no longer be referred to as the “Federal Home Loan Bank of Boston Five Year Rate” or “Federal Home Loan Bank of Boston Rate”, or in the event the Lender or a future holder of the Note shall no longer use the Federal Home Loan Bank of Boston Five Year Rate as its reference rate of interest, then the term “Base Rate” shall be deemed to refer to the comparable reference rate of interest adopted or used in lieu thereof by the Lender or any such future holder, which represents a reasonable substitute in the form of Standards Rates used in the market at that time such as the Treasury Rates or other indexes, whether such rate be referred as to the “Base Rate” or otherwise.
1.3 “Default” means the occurrence of an Event of Default or the occurrence of any event, which with the giving of notice or the passage of time, or both would constitute an Event of Default.
1.4 “Event of Default” has the meaning given to it in Section 11 hereof and the Loan Agreement and includes but is not limited to a failure by the Borrower to comply with any term or condition of this Note or any other Loan Document.
1.5 “Governing State” means the Commonwealth of Massachusetts.
1.6 “Interest Rate” shall have the meaning given to it in Section 2 hereof, unless the Default Rate is in effect, in which event the Interest Rate shall be the Default Rate.
1.7 “Loan Agreement” means the Loan and Security Agreement between the Lender and the Borrower dated of even date herewith, as same may be amended from time to time.
1.8 “Loan Documents” has the meaning given to it in the Loan Agreement and includes without limitation this Note and any and all agreements, instruments, documents, security agreements, mortgages, financing statements, and supplements thereto and relating to the loan evidenced by this Note (the “Loan”), or entered into between the Borrower or any one of them in favor of, or with, the Lender, at any time, for any purpose, all as amended, renewed or extended from time to time.
1.9 “Obligations” mean all liabilities, indebtedness, obligations, advances, covenants and loans now or hereafter due or owing by or from any Borrower (including without limitation any obligation as a guarantor) to the Lender of whatever kind, description or nature, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether or not currently contemplated at the time of this Agreement, whether now existing, or hereafter arising or created, whether such obligations be direct or indirect, absolute or contingent, primary or secondary,

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secured or unsecured, or due or to become due, including, without limitation, all liabilities and obligations under the Notes and other Loan Documents, and all indemnity and reimbursement obligations of any Borrower, actual or contingent, in respect of letters of credit or banker's acceptances issued by the Lender for the account of or guaranteed by any Borrower, all obligations of any partnership of joint venture as to which any Borrower is or may become liable and any so called SWAP contracts entered into by or given by any Borrower to the Lender, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, any and all obligations arising under any foreign exchange contracts, interest rate cap, floor or hedging agreements, or similar agreements, all obligations of any Borrower to the Lender arising out of or in connection with any Automated Clearing House (“ACH”) Agreements relating to the processing of ACH transactions, all obligations of any Borrower to the Lender to repay overdrafts whether or not such obligations are related to the transactions described in the Notes and other Loan Documents, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money. The term “Obligations” shall also include without limitation all accrued interest and all costs and expenses, including attorney's fees, costs and expenses relating to the appraisal and/or valuation of assets and all costs and expenses incurred or paid by the Lender in exercising, preserving, defending, collecting, administering, enforcing or protecting any of its rights under the Obligations or hereunder or with respect to the Collateral or in any litigation arising out of the transactions evidenced by the Obligations. The term “Obligations” shall be construed in its broadest and most comprehensive sense.
1.11 “Open Credits” mean the face amount of all letters of credit or bankers acceptances issued by the Lender for the account of any Borrower or guaranteed by any Borrower.
1.12 “Prime Rate” means the highest per annum rate of interest published by the Wall Street Journal from time to time as the Prime Rate. In the event that the reference rate of interest currently referred to in the Wall Street Journal as the “Prime Rate” shall no longer exist or no longer referred to as the “Prime Rate”, or in the event the Lender or a future holder of the Note shall no longer use the Wall Street Journal published Prime Rate as its reference rate of interest, then such term shall be deemed to refer to the comparable fluctuating reference rate of interest adopted or used in lieu thereof by the Lender or any such future holder, whether such rate be referred as to the “prime rate”, “base rate” or otherwise.
2. Interest Rate. Except as hereinafter provided, the outstanding principal balance of this Note shall bear interest at a fluctuating per annum rate of interest equal to the Prime Rate plus one quarter of one percent (0.25%) until the Conversion Date. On the Conversion Date, the per annum rate of interest shall be automatically adjusted to a fixed per annum rate equal to the greater of: (i) the Base Rate as at the Conversion Date plus three percentage points (3.00) or (ii) four and one half of one percent (4.25%), at which time the interest rate shall be fixed until the Maturity Date. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind. For all purposes of this Note, the Lender's written notice or statement to the Borrower of the applicable rate of interest shall be conclusive and binding absent manifest error.
3. Advances, Notice Of Borrowing.
3.1 When the Borrower desires to borrow hereunder, it shall give the Lender notice specifying the date of the proposed borrowing (which shall be a Banking Day) and the amount to be borrowed. If any advance is made, the Lender shall record on the books and records of the Lender an appropriate notation evidencing such advance, each repayment on account of the principal thereof and the amount of interest paid; and the Borrower authorizes the Lender to maintain such records or make such notations and agrees that the amount shown on the books and records as outstanding from time to time shall constitute the amount owing to the Lender pursuant to this Note, absent manifest error. Amounts borrowed under this Note may not be reborrowed. Unless a Default or an Event of Default

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occurs, the Borrower may borrow and repay under this Note; provided, however, that: (i) each request by the Borrower for an advance hereunder shall be accompanied by an invoice evidencing the price and specifications of the equipment being purchased; (ii) at no time shall the outstanding principal balance of this Note exceed an amount equal to the face amount of this Note minus the aggregate amount of all Open Credits (the “Equipment Maximum Availability”); (iii) at no time shall advances be requested which would cause the outstanding principal balance of this Note to exceed the Equipment Maximum Availability; (iv) all outstanding principal plus accrued and unpaid interest shall be paid in full on the Maturity Date; and (v) any privilege to request advances hereunder shall terminate on the Conversion Date.
3.2 Intentionally omitted
3.3 Any advance hereunder shall not exceed eighty percent (80%) of the invoice amount of the equipment being purchased with the proceeds of the Equipment Line of Credit.
3.4 The making of any advances by the Lender to the Borrower under the Equipment Line of Credit in excess of the Equipment Maximum Availability is for the Borrower's benefit and does not in any way effect the unconditional obligation of the Borrower to repay such advances under the terms of this Note and the other applicable Loan Documents. Without limiting any other rights available to the Lender under the Loan Documents, the Borrower agrees to pay to the Lender upon DEMAND (whether or not an Event of Default exists) the principal balance of the Equipment Line of Credit outstanding in excess of the Equipment Maximum Availability together with all accrued and unpaid interest.
4. Interest Rate/Payments.
4.1. Interest Rate, Payment of Interest. So long as no Event of Default has occurred and subject to the terms hereof, each advance hereunder shall bear interest at the interest rate called for and calculated pursuant to the terms of this Note.
4.2. Accounts; Records. The Lender is authorized (but not required) to charge principal and interest and all other amounts due under this Note to any account of any Borrower with the Lender when and as it becomes due. All advances made by the Lender to the Borrower shall be evidenced by an appropriate notation on the books and records of the Lender, which records shall reflect each repayment on account of the principal thereof, and the amount of interest paid; and the Borrower authorizes the Lender to maintain such records or make such notations and agrees that the amount shown on the books and records of the Lender, as outstanding from time to time shall constitute the amount owing to the Lender pursuant to this Note, absent manifest error; provided, however, that the failure by the Lender to make any such notation with respect to any advance or payment shall not limit or otherwise affect the obligations of the Borrower hereunder.
4.3 Additional Payments. If the Lender in its reasonable judgment determines that the effect of an applicable law or government regulation, guideline or order or the interpretation thereof by any governmental authority charged with the administration thereof (such as, for example, a change in official reserve requirements which the Lender is required to maintain in respect of loans or deposits or other funds procured for funding such loans) is to increase the cost to the Lender of making or continuing a Loan hereunder or to reduce the amount of any payment of principal or interest receivable by the Lender thereon, then the Borrower shall pay to the Lender on demand such additional amounts as the Lender may determine in its sole and absolute discretion, to be required to compensate the Lender for such additional costs or reduction. Any additional payment under this section will be computed from the effective date at which such additional costs have to be borne by the Lender. A certificate as to any additional amounts payable pursuant to this section setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination

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by the Lender set forth therein if made reasonably and in good faith. The Borrower shall pay any and all amounts so certified to it by the Lender within ten (10) days of receipt of such certificate.
5. 360 Day Year / Default Rate. All computations of interest under this Note shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. To the extent allowed by applicable law, after the occurrence of any Event of Default, after the Maturity Date or after judgment has been rendered on this Note, all outstanding principal and unpaid interest shall bear, until paid, interest at a rate per annum equal to four (4.000) percentage points greater than the Interest Rate called for and calculated pursuant to the terms of this Note (the “Default Rate”).
6. Late Charge. If a regularly scheduled payment is fifteen (15) days or more late, Borrower will be charged five percent (5.000%) of the unpaid portion of the regularly scheduled payment or twenty five dollars ($25.00), whichever is greater. If the Lender demands payment of the Loan and the Borrower does not pay the Loan within fifteen (15) days after the Lender's demand, the Borrower will be charged either five percent (5.000%) of the unpaid principal plus accrued unpaid interest or twenty five dollars ($25.00), whichever is greater.
7. Expenses. The Borrower further promises to pay to the Lender, as incurred, and as an additional part of the unpaid principal balance, all costs, expenses and reasonable attorneys' fees (which may include, without limitation, the allocable cost of the Lender's internal legal counsel) incurred: (a) in the protection, modification, collection, defense or enforcement of all or part of this Note or any guaranty hereof or any other Loan Document; (b) in the foreclosure or enforcement of any mortgage or security interest which may now or hereafter secure either the debt hereunder or any guaranty thereof; (c) with respect to any action taken to protect, defend, modify or sustain the lien of any such mortgage or security agreement; (d) with respect to any litigation or controversy arising from or connected with this Note or any mortgage or security agreement or collateral which may now or hereafter secure this Note; or (e) with respect to any act to protect defend, modify, enforce or release any of its rights or remedies with regard to, or otherwise effect collection of, any collateral which may now or in the future secure this Note or with regard to or against the Borrower or any endorser, guarantor or surety of this Note.

8. Prepayment. The Borrower may prepay this Note in whole or in part, at any time, without penalty or premium.
9. Mandatory Prepayment / Application of Payments.
9.1. The Borrower shall be required to prepay ON DEMAND all advances made under this Note to the extent the aggregate of all such advances exceeds the amounts permitted hereunder. In addition the Borrower shall pay, if applicable, charges incurred pursuant to the terms hereof.
9.2. All payments, including any prepayments shall, at the option of the Lender, be applied first to interest on the unpaid principal of all advances due under this Note, and then to the payment of all fees, costs, and expenses incurred by the Lender or owing to the Lender by the Borrower arising out of the loan transaction evidenced by this Note which have not been paid or reimbursed to the Lender, and then to the balance on account of the principal due under this Note.
Prepayments of principal (whether voluntary or involuntary) shall be applied to unpaid principal installments under this Note in inverse order of their maturity and shall not affect the obligation to pay regular installments due hereunder until the entire indebtedness is paid in full.
10. Loan Agreement. This Note has been executed and delivered in accordance with the Loan Agreement which sets forth further terms and conditions upon which the entire unpaid principal hereof and all interest hereon may become due and payable prior to the Maturity Date, and generally as to further rights of the Lender and duties of the Borrower with respect hereto. Capitalized terms not defined herein which are defined terms in the Loan Agreement shall have the meanings set forth therein. No reference to the Loan

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Agreement or other Loan Documents or to any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay principal or interest or other amounts owing under this Note.
11. Default.
11.1.    The happening of any of the following events or conditions shall constitute an “Event of Default” under this Note:
11.1.1. Failure to make any payment of principal or interest or any sum due under this Note or any other promissory note or instrument made by the Borrower or any one or more of them in favor of the Lender; or
11.1.2. Failure by any Borrower to observe or perform any covenant contained herein; or
11.1.3 A default or the occurrence of an event of default in any other Loan Document including, without limitation, an Event of Default as defined in the Loan Agreement.
11.2. Upon and after the occurrence of a Default or an Event of Default, the availability of advances hereunder shall, at the option of the Lender, be deemed to be automatically terminated. Upon and after an Event of Default, at the option of the Lender, the whole of the indebtedness evidenced by this Note, including principal and interest, and all other amounts which may be or become due or owing by the Borrower to the Lender shall, at the option of the Lender, immediately become due and payable without presentment, demand, protest, notice of protest, or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower.
12. Waivers, Consent to Jurisdiction. Each Borrower agrees that no delay or failure on the part of the Lender in exercising any power, privilege, remedy, option or right hereunder shall operate as a waiver thereof or of any other power, privilege, remedy or right; nor shall any single or partial exercise of any power, privilege, remedy, option or right hereunder preclude any other or future exercise thereof or the exercise of any other power, privilege, remedy, option or right. The rights and remedies expressed herein are cumulative, and may be enforced successively, alternately, or concurrently and are not exclusive of any rights or remedies which holder may or would otherwise have under the provisions of all applicable laws, and under the provisions of all agreements between the Borrower and the Lender.
Each Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. Each Borrower hereby assents to any extension or postponement of the time of payment or any other indulgence, to the addition or release of any party or person primarily or secondarily liable, and to the addition, release and/or substitution of all or any portion of any collateral now or hereafter securing this Note.
Each Borrower hereby waives such rights as it may have to notice and/or hearing under any applicable federal or state laws pertaining to the exercise by Lender of such rights as the Lender may have regarding the right to seek prejudgment remedies and/or deprive Borrower of or affect the use of or possession or enjoyment of Borrower's property prior to the rendition of a final judgment against the Borrower. Each Borrower further waives any right it may have to require Lender to provide a bond or other security as a precondition to or in connection with any prejudgment remedy sought by Lender, and waives any objection to the issuance of such prejudgment remedy based on any offsets, claims, defenses or counterclaims to any action brought by the Lender.
EACH BORROWER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN AND ACCEPT THIS NOTE.

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Each Borrower hereby agrees that the following courts: State Court - Any state or local court of the Governing State; Federal Court - United States District Court for the District of the Governing State; or at the option of Lender, any court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have exclusive jurisdiction to hear and determine any claims or disputes between Borrower and Lender pertaining directly or indirectly to this Note or to any matter arising in connection with this Note. Each Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made by registered or certified mail addressed to Borrower at the address set forth herein. Should Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing thereof, it shall be deemed in default and an order and/or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Note to enforce the same in any appropriate jurisdiction.
This Note shall be governed by and construed in accordance with the laws of the Governing State.
13. Maximum Permissible Interest Rate. The Borrower shall not be obligated to pay and the Lender shall not collect interest at a rate higher than the maximum permitted by law or the maximum that will not subject the Lender to any civil or criminal penalties. If, because of the acceleration of maturity the payment of interest in advance or any other reason, the Borrower is required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of this Note as of the date on which such excess payment was made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by the Lender to the Borrower.
14. Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document(s) which is not of public record and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other document(s), the Borrower will issue, in lieu thereof, a replacement Note or other document(s) in the same principal amount thereof and otherwise of like tenor.
15. Transfer and Assignment.
15.1.    The Lender may at any time pledge, endorse, assign, or transfer all or any portion of its rights under the Loan Documents including any portion of this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act. 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Lender from its obligations under any of the Loan Documents.
15.2.    The Lender shall have the unrestricted right at any time or from time to time, and without any Borrower's consent, to sell, assign, endorse, or transfer all or any portion of its rights and obligations hereunder to one or more lenders or other entities (each an “Assignee”), and each Borrower agrees that it shall execute, or cause to be executed such documents including without limitation, amendments to this Note and to any other documents, instruments, and agreements executed in connection herewith as the Lender shall deem necessary to effect the foregoing. In addition, at the request of the Lender or any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Lender has retained any of its rights and obligations hereunder following such assignment, to the Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the note held by the

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Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments, and any other documentation required by the Lender in connection with such assignment, and the payment by such Assignee of the purchase price agreed to by Lender and such Assignee, such Assignee shall be a party to this Note and shall have all of the rights and obligations of the Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Lender pursuant to the assignment documentation between the Lender and such Assignee, and the Lender shall be released from its obligation hereunder and thereunder to a corresponding extent.
15.3.    The Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower to grant to one or more institutions or other persons (each a “Participant”) participating interests in the Lender's obligations to lend hereunder and/or any or all of the loans held by the Lender hereunder. In the event of any such grant by the Lender of a participating interest to a Participant, whether or not upon notice to the Borrower, the Lender shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Lender in connection with Lender's rights and obligations hereunder. The Lender shall furnish any information concerning the Borrower in its possession from time to time to any prospective assignees and Participants, provided that the Lender shall require any such prospective assignee or Participant to maintain the confidentiality of such information.
16. Setoff. Each Borrower hereby grants to the Lender a lien, security interest, and a right of setoff as security for all of the Obligations, upon and against all deposits, credits, collateral, and property of any Borrower, now or hereafter in the possession, custody, safekeeping, or control of the Lender or any entity under the control of the Lender, or in transit to any of them. At any time, without demand or notice, the Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS, OR OTHER PROPERTY OF EACH BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVED. The Lender shall not be required to marshal any present or future security for, or guarantees of, the Obligations or to resort to any such security or guarantee in any particular order and each Borrower waives, to the fullest extent that it lawfully can: (a) any right it might have to require the Lender to pursue any particular remedy before proceeding against them; and (b) any right to the benefit of, or to direct the application of the proceeds of any collateral until the Obligations are paid in full.
17. Security. This Note and all other Obligations are secured by all assets of each Borrower whenever arising or created in accordance with the terms of the Loan Agreement and all other documents which create or perfect security interests in assets or properties of any Borrower. This Note and all other Obligations are further secured by that certain equipment of the Borrower to be purchased with the proceeds of the Loan.
18. Extension of Relevant Dates. In the event that any relevant date upon which a payment is due and payable under this Note or which affects any interest rate option of the Borrower shall fall on a date which is not a Banking Day, then any such relevant date may be extended by the Lender in accordance with the Modified Following Banking Day Convention and interest shall continue to accrue, and the relevant due dates shall also be extended, for the period of that extension at the interest rate or rates then in effect. For purposes hereof, the “Modified Following Banking Day Convention” shall mean the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Banking Day. When used in conjunction with the term, “Modified Following Banking Day Convention”, and a date, such term shall mean that an

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adjustment will be made if that date would otherwise fall on a day that is not a Banking Day so that the date will be the first following day that is a Banking Day.
Notwithstanding anything to the contrary hereinabove contained, if application of the Modified Following Banking Day Convention would cause any payment due under the terms of this Note to be due and payable in a calendar month which differs from the month in which the payment would otherwise have been due, then, at the Lender's option, the Modified Following Banking Day Convention shall not apply and such payment shall be due and payable on the immediately preceding Banking Day.
19. Joint and Several Obligations; Miscellaneous. This Note and all representations and covenants of the Borrower herein shall be the joint and several obligation of the Borrower and each provision of this Note shall apply to each and all jointly and severally and to the property and liabilities of each and all. This Note is the final, complete and exclusive statement of the terms governing this Note. No modification or amendment hereof shall be effective unless the same shall be in writing and signed by the Lender and the Borrower. If any provision of this Note shall to any extent by held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Note shall not be affected. The provisions of this Note shall bind the heirs, executors, administrators, assigns and successors of each and every Borrower and shall inure to the benefit of Lender, its successors and assigns. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.
20. Acknowledgment of Borrower. The Borrower acknowledges receipt of a copy of this Note, and attests that each advance is to be used for general commercial purposes and that no part of such proceeds will be used, in whole or in part, for the purpose of purchasing or carrying any “margin stock” as such term is defined in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.
21. COMMERCIAL TRANSACTION. EACH BORROWER ACKNOWLEDGES THAT THE ADVANCES EVIDENCED BY THIS NOTE ARE PART OF A COMMERCIAL TRANSACTION.

[This space intentionally left blank; signature page to follow.]

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This Note has been executed as a sealed instrument on the date first above written.

Arrhythmia Research Technology, Inc.

_____________________________            By: /s/ David A. Garrison

Witness	David A. Garrison,
Its Executive Vice President and
Chief Financial Officer
Duly Authorized

Micron Products Inc.
_____________________________            By: /s/ David A. Garrison

Witness	David A. Garrison,
Its Chief Financial Officer
Duly Authorized

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